EXHIBIT 1

                          PURCHASE AND SALE AGREEMENT



 THIS PURCHASE AND SALE AGREEMENT (hereinafter referred to as the "Agreement") is made as of the 27th day of February, 1997, by and between MARK A. SPEIZER ("Speizer"), and SCORPION ACQUISITION, LLC, a Delaware limited liability company ("Scorpion").


                                   RECITALS

      WHEREAS, for good and valuable consideration, Speizer and Scorpion entered into that certain Term Sheet for Option Agreement dated May 31, 1996 pursuant to which Speizer conveyed, and Scorpion acquired, the rights and interests set forth therein (the "Rights").

      WHEREAS, Scorpion and Speizer have agreed that it would be in their mutual best interests for Speizer to purchase from Scorpion, and for Scorpion to sell to Speizer, the Rights.

      WHEREAS, Scorpion desires to sell, and Speizer desires to purchase, the Rights for the consideration set forth in this Agreement, which Speizer and Scorpion acknowledge and agree is fair and reasonable, and on the other terms and conditions set forth in this Agreement.

      WHEREAS, Scorpion and Speizer desire to enter into the agreements and promissory notes in the form attached to this Agreement as Exhibits B and C.

                                   AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties hereto do hereby agree as follows:


                                  ARTICLE 1.
                                  DEFINITIONS

      For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to in Exhibit A attached hereto and made a part hereof (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).


                                  ARTICLE 2.
                          PURCHASE AND SALE OF RIGHTS

 2.1  Purchase and Sale of Rights.  At the Closing (as hereinafter defined in
 Section 2.4), and subject to the terms and conditions set forth in this Agreement, Scorpion shall sell, transfer, convey, and assign, and Speizer shall purchase, all right, title and interest in and to the Rights.

 2.2 Purchase Price. In consideration for Scorpion's sale of the Rights to Speizer, Speizer shall pay to Scorpion an amount equal to: (a) the greater of
 (i) the amount equal to 50% of the Index Profits, or (ii) the amount equal to $4,000,000, less (b) a pro rata share of any legal, accounting, or transfer costs and expenses actually incurred by the shareholders of National Insurance Group ("NAIG") and/or holders of Distributed Stock with respect to shares of NAIG common stock and/or Distributed Stock during that period because of a dividend, distribution or spin-off of such stock, plus (c) if (a)(i) is greater than (a)(ii), the Index Dividends. Speizer shall make such payment to Scorpion LLC within thirty (30) days after June 30, 2002 or within one hundred eighty (180) days after the Elected Payment Date, as the case may be.
 Speizer, in his sole discretion, may pay such amount in cash and/or NAIG common stock (but only if such securities are listed on a national securities exchange or eligible for quotation on NASDAQ NMS or Small Cap) and/or Distributed Stock (but only if such securities are listed on a national securities exchange or eligible for quotation on NASDAQ NMS or Small Cap); provided, however, that if any Distributed Stock exists that is so listed or eligible for quotation and Speizer delivers to Scorpion any shares of NAIG common stock or Distributed Stock that are subject to the resale limitations of Rule 144 promulgated by the Securities and Exchange Commission (or any successor rule thereto) without registration rights from the issuer of such stock, Speizer shall deliver to Scorpion such number of shares of NAIG common stock and each such Distributed Stock so that the value, as determined in accordance with the following sentence, of the NAIG common stock and each such Distributed Stock shall be equal (but if Speizer does not have sufficient shares of NAIG common stock or Distributed Stock to provide stock of equal value, Speizer may pay the remaining non-cash amount in the form of the stock that he has). Any part of such payment made in NAIG common stock or Distributed Stock shall be valued at the average closing price of such stock during the fifteen business days preceding and fifteen business days following June 30, 2002; or, if Scorpion has made the election, during the fifteen business days preceding and fifteen business days following the Elected Payment Date. Any part of such payment made in cash shall be made by Speizer by cashiers check or by wire transfer to an institution located in the United States designated by Scorpion, provided such designation shall have been made at least ten (10) days before the date that the payment is made.

 2.3  Closing.  Unless this Agreement shall have been terminated pursuant to
 Section 6.1, and subject to satisfaction or waiver of the conditions to the transactions set forth in Article 5, the closing of the purchase and sale of the Rights (the "Closing") will be held at the offices of Morgan, Lewis & Bockius LLP in Los Angeles, California at 10:00 a.m. local time on June 30, 1997.

 2.4 Deliveries at Closing. Each of Speizer and Scorpion shall deliver to the other at the Closing such documents as the other party shall reasonably require in connection with the consummation of the transactions contemplated hereby.


                                  ARTICLE 3.
                        REPRESENTATIONS AND WARRANTIES

 3.1 Representations and Warranties of Scorpion. Scorpion hereby represents and warrants as follows:

      3.1.1 Organization; Good Standing; Authorization. Scorpion is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority to conduct its business as now conducted; and is in good standing in each jurisdiction wherein it conducts its business or owns assets or properties. Scorpion has the right, power and authority to enter into this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite company action. This Agreement is a valid and binding obligation of Scorpion, enforceable in accordance with its terms.

      3.1.2 Title to, and Status of, Rights. Scorpion owns all right, title and interest in and to, and has good, marketable and transferable title to, the Rights. The Rights are free and clear of liens, security interests, conditional sales contracts, pledges, charges, encumbrances, equities, claims, covenants, conditions or restrictions of any kind or nature whatsoever. The Rights represent all of Scorpion's rights with respect to the NAIG common stock owned by Speizer.

      3.1.3 No Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions provided for in or otherwise contemplated by this Agreement (i) will result in any breach of or default under any provision of any contract or agreement to which Scorpion is a party or by which Scorpion is bound or to which the Rights are subject, (ii) except as set forth on Schedule 3.1.3, is prohibited by or requires Scorpion to obtain or make any consent, authorization, approval, registration or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental or professional entity, agency, board, bureau, body, department or authority, or to obtain the consent of any other person, or (iii) will result in the creation or imposition of any lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon, or give to any other person any interest or right in or with respect to, the Rights.

      3.1.4 Inquiries. Scorpion represents and warrants that it has and can be reasonably assumed to have the capacity to evaluate the merits and risks of this Agreement and to protect its own interests in connection with this transaction, and that it has made whatever inquiry is necessary or appropriate under the circumstances in making the decision to enter into this Agreement, and perform its obligations hereunder.

 3.2 Representations and Warranties of Speizer. Speizer hereby represents and warrants as follows:

      3.2.1 Right, Power and Capacity. Speizer has the right, power and legal capacity to enter into this Agreement and to perform his obligations under this Agreement. This Agreement is a valid and binding obligation of Speizer, enforceable in accordance with its terms.

      3.2.2 No Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions provided for in or otherwise contemplated by this Agreement (i) will result in any breach of or default under any provision of any contract or agreement to which Speizer is a party or by which Speizer is bound, or (ii) except as set forth in Schedule 3.2.2, is prohibited by or requires Speizer to obtain or make any consent, authorization, approval, registration or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental or professional entity, agency, board, bureau, body, department or authority, or to obtain the consent of any other person.


                                  ARTICLE 4.
                        COVENANTS AND OTHER AGREEMENTS

 4.1 Fulfillment of Conditions. Each of Speizer and Scorpion shall use commercially reasonable efforts to fulfill the conditions specified in Sections 5.1 and 5.3, with respect to Speizer, and 5.1 and 5.2, with respect to Scorpion, to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes taking or refraining from such actions as may be necessary to fulfill such conditions.

 4.2 No Interest in NAIG Shares Owned by Speizer. Speizer and Scorpion acknowledge and agree that nothing in this Agreement shall be deemed to convey or otherwise provide to Scorpion any right or interest, beneficial or otherwise, in any shares of NAIG common stock or Distributed Stock now or hereafter owned of record or beneficially by Speizer including, without limitation, any right to vote, acquire, sell or hold any such shares, or any right to any dividends or Index Dividends. The parties further acknowledge and agree that nothing herein requires or shall be construed to require Speizer to own, acquire, dispose of, hold or otherwise take any action with respect to any shares of NAIG common stock or any Distributed Stock.

 4.3 Lines of Credit. Scorpion shall perform its obligations, including, but not limited to, the obligation to make advances to Speizer, pursuant to the terms of the Revolving Credit Agreements in the form attached hereto as Exhibit C.

                                  ARTICLE 5.
                             CONDITIONS TO CLOSING

 5.1 Conditions Precedent to Obligations of Both Parties. The respective obligations of each party to consummate the purchase and sale of the Rights shall be subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

      5.1.1 Regulatory Approval. No party hereto shall be subject to any order, injunction, or other legal restraint of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transaction contemplated by this Agreement. The parties shall have received any necessary approvals or exemptions from the California Department of Insurance or the Insurance Commissioner as may be required by statute or regulation.

 5.2 Conditions Precedent to Obligations of Speizer. The obligations of Speizer to consummate the purchase and sale of the Rights shall be subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

      5.2.1 Term Loan. Speizer shall have received from Scorpion the term loan in the form of the Term Loan Agreement and Promissory Note attached hereto as Exhibit B.

      5.2.2 Lines of Credit. Speizer shall have received from Scorpion the Lines of Credit in the form of the Revolving Credit Agreements and Promissory Notes attached hereto as Exhibit C.

      5.2.3 Financing. Speizer shall have obtained financing sufficient to repay in full on June 30, 1997 the obligations owed by Speizer to Arabella S.A. under that certain Credit Agreement dated as of May 31, 1996 by and between Mark A. Speizer and Arabella S.A., and that certain Promissory Note dated May 31, 1996, and shall have repaid those obligations in full and received from Arabella S.A. a countersigned copy of that letter agreement dated on or before the date of this Agreement in the form attached as Exhibit D.

      5.2.4 Representations and Warranties. All of Scorpion's representations and warranties herein shall be true in all material respects as though made on and as of the Closing, and Scorpion shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Scorpion on or prior to the Closing. Speizer shall have received a certificate from Scorpion to such effect dated as of the date of the Closing.

 5.3 Conditions Precedent to Obligations of Scorpion. The obligations of Scorpion to consummate the purchase and sale of the Rights shall be subject to the satisfaction or waiver, at or prior to the Closing, of the following condition:

      5.3.1 Representations and Warranties. All of Speizer's representations and warranties herein shall be true in all material respects as though made on and as of the Closing, and Speizer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Speizer on or prior to the Closing. Scorpion shall have received a certificate from Speizer to such effect dated as of the date of the Closing.


                                  ARTICLE 6.
                                 MISCELLANEOUS

 6.1  Termination.  This Agreement may be terminated at any time prior to the
 Closing:

      6.1.1     by mutual written consent of Scorpion and Speizer;

      6.1.2 by either Scorpion or Speizer, upon notice to the other, if the Closing has not occurred by June 30, 1997 (or such date, as it may be extended from time to time by the written agreement of the Scorpion and Speizer); provided, however, that the right to terminate this Agreement under this paragraph 6.1.2 shall not be available to any party that has breached in any material respect any of its covenants, representations or warranties in this Agreement; or

      6.1.3 by either Scorpion or Speizer, upon notice to the other, if any of the other party's representations or warranties shall fail to be true in any material respect or if such other party shall have breached or failed to timely perform any of its covenants hereunder required to be performed by such date; provided, however, that the right to terminate this Agreement under this paragraph 6.1.3. shall not be available to any party that has breached in any material respect any of its covenants, representations or warranties in this Agreement.

 6.2  Other Matters.

      6.2.1 Headings and Interpretation. Headings are inserted for the convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement. Clerical and stenographic errors in the construction of this document are subject to correction. The parties acknowledge that the interpretation of any ambiguity in language in this Agreement shall not be construed against either party.

      6.2.2 Entire Agreement. The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any proceeding, if any, involving terms of this Agreement.

      6.2.3 Modifications and Amendments. This Agreement may not be modified, amended, changed or supplemented except in a writing signed by an authorized representative of each party. There shall be no oral agreements between the parties.

      6.2.4 Waivers. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No waiver may be made except by written instrument signed by an authorized representative of the party which is the beneficiary of the provision being waived.

      6.2.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together constitute one and the same instrument.

      6.2.6     Parties.

                i. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns. This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors, and assigns.

                ii. Assignment. This Agreement and any and all of the rights and obligations of any party hereunder shall not be assigned, delegated, sold, transferred or otherwise disposed of, by operation of law or otherwise. Any attempted assignment, delegation, sale, transfer or other disposition in violation hereof shall be void.
                       If, nevertheless, the rights to any payment due hereunder by Speizer to Scorpion shall be transferred by operation of law, by order of a court of competent jurisdiction or any other circumstance with respect to which it is determined that such transfer is not void, then such transfer may be effected only by delivery of a signed original of this Agreement to Speizer, who shall re-deliver such signed original to the transferee duly indorsed by Speizer to indicate the name and address of such transferee. Under no circumstances prior to maturity of all payment obligations due by Speizer to Scorpion hereunder may any such obligations ever be transferred to or held by any person by virtue of such person being the bearer of any document or instrument, including this Agreement, evidencing such obligations. Scorpion hereby covenants and any subsequent transferee upon transfer of the said payment obligations and as a condition to such transfer shall covenant with Speizer to provide to Speizer a completed United States Internal Revenue Service Form W-8 or W-9, as appropriate, (a) on or before the first payment made to Scorpion or any such transferee, (b) on or before the first payment in the third calendar year following the calendar year in which such a form was last provided by Scorpion or any such transferee, or more frequently if required by law as a condition to exemption from any form of withholding of tax, and (c) within 30 days of any change in the information contained in an applicable form provided to Speizer hereunder.

      6.2.7 Attorneys' Fees and Costs. Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

      6.2.8 Nature and Survival of Representations and Warranties. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, schedule or other writing provided for in it, shall survive the Closing.

      6.2.9     Notices.

                i. Any notice under this Agreement given to Scorpion shall be personally delivered or sent by certified mail or reputable overnight express courier to the following address:

                       599 Lexington
                       27th Floor
                       New York, New York  10022

                With a copy to:

                       Robert Tucker, Esq.
                       61 Purchase St.
                       Suite 2
                       Rye, New York 01580

                ii. Any notice under this Agreement given to Speizer shall be personally delivered or sent by certified mail or reputable overnight express courier to the following address:

                       514 Roehampton Road
                       Hillsborough, California 94080

                With a copy to:

                       Munger, Tolles & Olson
                       355 S. Grand Avenue
                       Los Angeles, California 90071
                       Attn: Jay Fujitani
                iii. Any notice sent by certified mail shall be effective when mailed and any notice personally delivered or sent by reputable overnight express courier shall be effective when received. Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

      6.2.10 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of the State of California without reference to the principles governing the conflicts of laws applicable in that or any other jurisdiction.

      6.2.11 Invalidity. If any provision of this Agreement is held to be void and unenforceable by a court of competent jurisdiction, the remaining provisions shall continue in full force and effect, unless continuing such remaining provisions would materially change the economic benefit of the Agreement to either party. The parties agree that Speizer's agreement to pay for the Rights as set forth in Section 2.2, and Scorpion's agreement to provide line of credit facilities pursuant to Section 4.3 are material economic terms of this Agreement.

      6.2.12 Expenses. Each of the parties hereto shall pay all of the legal, accounting and other expenses incurred by it in connection with the negotiation, documentation and closing of the transactions under this Agreement.

      6.2.13    Arbitration.

                i. Any dispute, controversy or claim arising out of the terms of this Agreement or the breach hereof, including, without limitation, interpretation, performance or termination, or any claim against any of the officers or directors of any party hereto, shall be finally resolved by arbitration as set forth in Section 6.2.13(ii).

                ii. Arbitration shall be conducted by the American Arbitration Association, which shall administer the arbitration under its commercial rules. Arbitration under this Section shall be initiated by a written demand for arbitration specifying the controversy or claim on which arbitration is sought, as well as the relief requested. Service of the arbitration demand shall be effective if made pursuant to the notification provisions contained in Section 6.2.9 of this Agreement. Each of Speizer and Scorpion shall appoint one arbitrator within 15 business days after receipt by the respondent of the demand to arbitrate. The two arbitrators appointed by the parties shall, within 15 business days after their appointment, appoint a third, presiding arbitrator, who shall not be affiliated with either of the arbitrators appointed by the parties or the parties themselves. The two arbitrators shall endeavor to appoint a third arbitrator with sufficient technical expertise and experience to understand, evaluate, and decide the issue in dispute, but the selection of such third arbitrator shall be in any event final and binding upon all parties. If either party fails to nominate an arbitrator, or the two arbitrators appointed by the parties are unable to appoint a presiding arbitrator, within the relevant stated period, the presiding arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. The arbitration, including the rendering of the award, shall take place in San Francisco, California and shall be the exclusive forum for resolving such dispute, controversy or claim. For the purposes of this arbitration, this Agreement shall be governed by the governing law described in Section 6.2.10 and the arbitrators shall apply such governing law to any dispute, controversy or claim arising out of the terms of this Agreement or the breach thereof. This arbitration agreement is intended by the parties to be self-executing. The arbitrators shall have sole jurisdiction to determine whether (i) a claim is subject to arbitration, (ii) the arbitration may proceed even if one of the parties refuses to attend or participate, and (iii) an award against that party may be ordered pursuant to default or otherwise by the arbitrators. The parties agree that they will arbitrate all claims agreed to be arbitrated herein regardless of the existence of any related dispute, action, or special proceeding between any or all of the parties hereto and/or any third party. The arbitrators shall conduct the arbitration with all reasonable dispatch. The decision of the arbitrators shall be final and binding upon the parties hereto, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The prevailing party(s) shall be entitled to recover its reasonable attorneys' fees and its share of the costs, as the arbitrators determine.

                iii. Notwithstanding anything contained in this Section 6.2.13, each party shall have the right to institute judicial proceedings against the other parties or anyone acting by, through or under such other parties in order to enforce the instituting party's rights hereunder through specific performance, injunction or similar equitable relief. Each party submits to the exclusive jurisdiction of the courts of the State of California and the U.S. federal courts for northern district of California for the purposes thereof. Each party waives objections to venue in San Francisco, California.

                               [signature page]


      IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.




  /s/Mark A. Speizer
 MARK A. SPEIZER



 SCORPION ACQUISITION, LLC,
 a Delaware limited liability company


 By:    /s/Nuno Brandolini
       Name:  Nuno Brandolini
       Its:

                                   EXHIBIT A
                                  DEFINITIONS


 "Agreement" means this Purchase and Sale Agreement and the schedules thereto.

 "Closing" is defined in Section 2.4.

 "Distributed Index Shares" means that number of theoretical shares of Distributed Stock that would have been paid by dividend, spin-off or otherwise on the number of the Index Shares theoretically existing on the record date for such payment, as such number of shares of Distributed Index Shares may be adjusted for any additions to or reductions from such shares occurring through June 30, 2002 or the Elected Payment Date, as the case may be, because of a dividend on outstanding Distributed Stock payable in shares of Distributed Stock or a subdivision of outstanding Distributed Stock or a combination of outstanding Distributed Stock into a smaller or larger number of shares.

 "Distributed Stock" means securities other than NAIG common stock paid by dividend, spin-off or otherwise on NAIG common stock. Any securities other than NAIG common stock or Distributed Stock paid by dividend, spin-off or otherwise on Distributed Stock shall themselves become Distributed Stock.

 "Elected Payment Date" means that date between January 1, 2000 and June 30, 2002 that is elected by Scorpion, by written notice to Speizer two (2) days in advance of such date.

 "Index Dividends" means the aggregate amount equal to 50% of the positive difference, if any, of (a) the sum of (i) the product of the actual cash dividends paid in a Year on a share of NAIG common stock, multiplied by the number of Index Shares theoretically existing on the record date for such payment, plus (ii) the product of the actual cash dividends paid during a Year on a share of Distributed Stock, multiplied by the number of Distributed Index Shares theoretically existing on the record date for such payment, less (b) $679,188 for each Year.

 "Index Profits" means the positive difference, if any, of (a) the sum of (i) the product of the average closing price of the NAIG common stock during the fifteen business days preceding and fifteen business days following June 30, 2002 or, if Scorpion has made the election, during the fifteen business days preceding and fifteen business days following the Elected Payment Date, multiplied by the number of Index Shares on June 30, 2002 or the Elected Payment Date, as the case may be, plus (ii) the product of the average closing price of the Distributed Stock during the fifteen business days preceding and fifteen business days following June 30, 2002 or, if Scorpion has made the election, during the fifteen business days preceding and fifteen business days following the Elected Payment Date, multiplied by the number of Distributed Index Shares on June 30, 2002 or the Elected Payment Date, as the case may be, less (b) $7,161,000. If the NAIG common stock and/or the Distributed Stock is not listed on a national securities exchange or eligible for quotation on Nasdaq NMS or Small Cap, the price per share shall be determined by an appraiser chosen by Speizer and Scorpion and, if they cannot agree on an appraiser, by a third appraiser chosen by two appraisers one of whom is selected by each of them.

 "Index Shares" means a theoretical 924,000 shares of NAIG common stock existing on February 28, 1997, as such number may be adjusted for any additions to or reductions from such shares occurring through June 30, 2002 or the Elected Payment Date, as the case may be, because of a dividend on outstanding NAIG common stock paid in shares of NAIG common stock or a subdivision of outstanding NAIG common stock or a combination of outstanding NAIG common stock into a smaller or larger number of shares.

 "NAIG" is defined in Section 2.2.

 "Rights" is defined in Recital A.

 "Scorpion" is defined in the Preamble to this Agreement.

 "Speizer" is defined in the Preamble to this Agreement.

 "Year" means the period beginning on July 1, 1997 and ending June 30, 1998, and each twelve month period thereafter; provided that no Year shall extend beyond June 30, 2002 or, if Scorpion has made the election, the Elected Payment Date, and in such case a Year shall be the period of less than twelve months ending on such date.

                                   EXHIBIT B

                              TERM LOAN AGREEMENT


                       Dated as of __________ ___, 1997


                THIS TERM LOAN AGREEMENT ("Agreement") is made and entered into by and between SCORPION ACQUISITION, LLC, a Delaware limited liability company ("Lender"), and MARK A. SPEIZER, an individual ("Borrower"), with reference to the following agreed upon facts:

                                   RECITALS

            A. Borrower has requested that Lender provide Borrower with an unsecured term loan for the purpose of, among other things, enabling Borrower to retire certain indebtedness owing by Borrower to one or more third parties.

            B. Borrower and Lender have each independently determined that it is in each of their best interests to enter into this Agreement.

            NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, Borrower and Lender hereby agree as follows:

      1.    DEFINITIONS.

            1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

            "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to be closed.

            "Closing Date" means the date that all of the conditions precedent set forth in this Agreement have been satisfied and the Term Loan is funded. If the Closing Date does not occur on or before ________, 1997, Lender shall have no obligations under this Agreement or otherwise.

            "Default" means any event that, with the giving of notice or the passage of time or both, as applicable, would be an Event of Default.

            "Execution Date" means the date on which this Agreement is executed by Borrower.

            "Event of Default" has the meaning given to such term in Section
 8.1.

            "Governmental Agency" means: (a) any government, municipality or political subdivision thereof; (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body (including but not limited to the California Department of Insurance); (c) any court, administrative tribunal or public utility; or (d) any central bank or comparable authority.

            "Indebtedness" means: (a) all obligations of Borrower for borrowed money; (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products; (c) all obligations under capital leases; (d) all obligations or liabilities of others secured by a lien or security interest on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed; and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

            "Laws" means, collectively, all federal, state and local laws, rules, regulations, ordinances and codes, and all laws, rules, regulations, ordinances and codes of any other jurisdiction.

            "Loan Documents" means this Agreement, the Term Note, and all other written agreements, instruments, and documents executed by Borrower, now or hereafter evidencing or otherwise relating to the Obligations or any other aspect of the transactions contemplated by this Agreement, as the same are amended, modified, or supplemented from to time to time.

            "Maturity Date" has the meaning given to such term in Section 4.1. "Obligations" means all present and future loans (including, but not limited to, the Term Loan), advances, liabilities, and obligations owing by Borrower to Lender arising under this Agreement and/or the other Loan Documents, whether arising from an extension of credit, loan, guaranty, indemnification or otherwise, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, and any other sums chargeable to Borrower hereunder or under another Loan Document.

            "Person" means any entity, whether an individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, savings and loan association, business association or firm, joint venture, Governmental Agency or otherwise.

            "Term Loan" has the meaning specified in Section 2.

            "Term Note" has the meaning specified in Section 2.

            1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any number of the members of the relevant class.

            1.3 Exhibits. All exhibits to this Agreement, if any, as existing at the time of execution of this Agreement or as supplemented, modified or amended from time to time, are incorporated into this Agreement by this reference as though fully set forth herein.

            1.4 Cross-References. All references to specific Sections, Articles, Paragraphs, Recitals, and Exhibits shall be deemed references to the Sections, Articles, Paragraphs, Recitals, and Exhibits of this Agreement, unless such reference specifically or by context refers to a different document.

      2. TERM LOAN. Subject to the terms and conditions of this Agreement, Lender agrees to make a term loan to Borrower ("Term Loan") in the principal amount of up to Three Hundred Fifty Thousand Dollars ($350,000), to be evidenced by and repayable in accordance with the terms and conditions of a promissory note (the "Term Note"), dated as of even date herewith, executed by Borrower in favor of Lender. The Term Loan: (i) shall be made by Lender at such time and in such amount as Borrower may request in writing (no later than two Business Days prior to the Closing Date), and shall be advanced directly to Borrower or such other Person as directed by Borrower, (ii) shall be made as one advance (i.e., multiple advances shall not be permitted), and (iii) once borrowed may be repaid or prepaid, subject to the terms and conditions of this Agreement, but not reborrowed. All amounts evidenced by the Term Note shall constitute Obligations. The proceeds of the Term Loan shall be used only for the purpose of retiring indebtedness owing by Borrower that is secured by National Insurance Group stock.

      3.    INTEREST AND OTHER CHARGES.

            3.1 Interest Rate. Interest shall accrue on the unpaid principal balance of the Term Loan, beginning on the Closing Date and continuing until such principal balance is paid in full at a fixed rate equal to 5.81% per annum. Interest charges shall be computed on the basis of a year of three hundred sixty five (365) days and actual days elapsed. Borrower shall pay such interest to Lender on the Maturity Date.

            3.2 Maximum Interest Rate. In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and automatically shall be applied to reduce, the Obligations, other than interest, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no Obligations outstanding, Lender shall refund to Borrower such excess interest paid.

      4.    PAYMENTS AND PREPAYMENTS.

            4.1 Repayment Of Term Loan. Borrower shall repay the principal balance of the Term Loan and all other Obligations on or before the date that is one hundred twenty (120) days after the Closing Date (the "Maturity Date").

            4.2    Prepayments Of Term Loan.

                   (a) Borrower may prepay the principal of the Term Loan and/or any other Obligations in whole or in part, without premium or penalty, at any time and from time to time.

                   (b) All prepayments of the principal of the Term Loan or other Obligations shall be accompanied by the payment of all accrued but unpaid interest on the Term Loan or such other Obligations to the date of prepayment.

            4.3    Manner and Treatment of Payments.

                   a. The amount of each payment under this Agreement or on the Term Note shall be made to Lender in lawful money of the United States of America by wire transfer as follows:



            FOR ACCOUNT OF:   _________________________
            A/C#:

 All payments received by Lender from Borrower after 12:00 noon, Los Angeles time, on a Business Day, or on a day which is not a Business Day, shall be deemed received on the next succeeding Business Day.

                   b. Whenever any payment to be made pursuant to this Agreement or on the Term Note is due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest.

                   c. Lender shall keep a record of the principal amount of the Term Loan advanced to Borrower by Lender and payments of principal with respect to the Term Note, and such record shall be presumptive evidence of the principal amount owing under this Agreement and the Term Note.

                   d. Each payment of principal and interest and all other amounts payable by Borrower under this Agreement and the other Loan Documents shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency (except as provided in Section 9.8).

                   e. Borrower shall make all payments required under the Loan Documents regardless of any defense, setoff or counterclaim, including, without limitation, any defense, setoff or counterclaim based on any law, rule or policy which is now or hereafter promulgated by any Governmental Agency and which may adversely affect Borrower's obligation to make, or the right of the holder of the Term Note or the obligee under any other Loan Document to receive, such payments.

                   f. All sums paid by Borrower in connection with the Loan Documents shall be applied first to sums, other than principal and interest, due pursuant to the Loan Documents, next to accrued but unpaid interest on the Obligations, and the balance, if any, to principal of the Obligations.

      5.    CLOSING; CONDITIONS TO CLOSING.

            Lender shall not be obligated to make the Term Loan as contemplated by this Agreement unless the following conditions precedent have been satisfied as determined by Lender (in Lender's reasonable discretion; such conditions precedent are for Lender's benefit only):
            5.1 Representations And Warranties; Covenants; Events of Default. Borrower's representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete in all material respects as of the Closing Date; Borrower shall have performed and complied with all covenants, agreements and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with on or before the Closing Date; and there shall exist no Default or Event of Default on the Closing Date.

            5.2 Delivery Of Documents. Borrower shall have delivered or caused to be delivered to Lender this Agreement, the Term Note, and such other documents, instruments and agreements as Lender shall reasonably request in connection herewith, duly executed by all appropriate parties thereto other than Lender.

            5.3 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents contemplated in connection herewith, shall be satisfactory in form and substance to Lender.

      6.    WARRANTIES AND REPRESENTATIONS.

            As of the Closing Date, Borrower warrants and represents the following to Lender (which warranties and representations shall survive after the Closing Date until such time as all Obligations are paid or performed in full):

            Borrower represents and warrants to Lender that:

            6.1    Execution, Delivery and Performance of Loan Documents.

                   a. Borrower has all requisite power and authority to execute and deliver, and to perform all of his obligations under, the Loan Documents.

                   b. The execution and delivery by Borrower of, and the performance by Borrower of each of his obligations under, each Loan Document will not:

                        (i) require any consent or approval not heretofore obtained of any Person;

                        (ii) violate any provision of any order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower; or

                        (iii) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Borrower is a party or by which Borrower or any property of Borrower is bound or affected.

                   c. Borrower is not in default under any order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease or instrument described in subparagraphs (ii) or (iii) of Paragraph b of this Section 6.1 in any respect that is materially adverse to the interests of Lender, or that could materially impair the ability of Borrower to perform obligations under the Loan Documents, or that has a material adverse effect on the business or financial condition of Borrower.

                   d. Other than approvals (or exemptions therefrom) already obtained by Borrower, to Borrower's knowledge, no authorization, consent, approval, order, license, permit or exemption from, or filing, registration or qualification with, any Governmental Agency is or will be required under applicable Law to authorize or permit the execution and delivery by Borrower of, and the performance by Borrower of all of his obligations under, each Loan Document.

                   e. Each of the Loan Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Borrower enforceable against him in accordance with its terms.

            6.2 Compliance with Laws and Other Requirements. To Borrower's knowledge, Borrower is in compliance with all Laws and other requirements applicable to his businesses and has obtained all authorizations, consents, approvals, orders, licenses, permits and exemptions from, and have accomplished all filings, registrations or qualifications with, any Governmental Agency that are necessary for the transaction of his businesses, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, permits or exemptions, or accomplish such filings, registrations or qualifications is not materially adverse to the interests of Lender, and does not materially impair the ability of Borrower to perform his obligations, under the Loan Documents, and does not have a material adverse effect on the business or financial condition of Borrower.

            6.3 No Default. No Event of Default has occurred, and no event has occurred and is continuing that is a Default.

      7.    COVENANTS.

            Borrower covenants that, so long as any of the Obligations remain outstanding:

            7.1 Compliance with Laws and Other Requirements. Borrower shall comply with the requirements of all applicable Laws and orders of any Governmental Agency, noncompliance with which might materially adversely affect the business or financial condition of Borrower.

            7.2 Reporting Requirements. Borrower shall cause to be delivered to Lender, in form and detail reasonably satisfactory to Lender, as soon as practicable and in any event within fifteen (15) days after the occurrence of a Default or Event of Default becomes known to Borrower, a written statement setting forth the nature of the Default or Event of Default and the action that Borrower proposes to take with respect thereto;

            7.3 Notice of Defaults under other Indebtedness. Borrower shall notify Lender within five (5) Business Days of any "default" or "event of default" that occurs with respect to any Indebtedness.

      8.    DEFAULT; REMEDIES.

            8.1 Events Of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                   a. A failure by Borrower to pay the principal of or interest on the Term Note or any portion thereof when due; or

                   b. A failure by Borrower to pay any other amount payable by Borrower under the Loan Documents, within three (3) days after the date when due as provided herein or therein; or

                   c. A failure by Borrower to perform or observe any term, covenant or agreement contained in any Loan Document on his part to be performed or observed and such failure shall continue for more than thirty
 (30) calendar days after notice of such failure is given by Lender to Borrower, unless such failure is of such a nature that it cannot be cured within such thirty (30) day period and Borrower commences action to cure such failure within such thirty (30) day period and thereafter diligently and continuously prosecutes such action to completion within sixty (60) calendar days after notice of such failure is given by Lender to Borrower; or

                   d. Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by Borrower to Lender pursuant to any Loan Document proves to have been incorrect when made; or
                   e. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of Lender or satisfaction in full of all Obligations, ceases to be in full force and effect or is declared to be null and void by a court of competent jurisdiction; or the validity or enforceability thereof is contested in a judicial proceeding by Borrower; or Borrower denies that he has any or continuing liability or obligation under any Loan Document, unless all Obligations of Borrower thereunder have been fully paid and performed; or

                   f. Borrower shall fail to pay when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise, the principal or any principal installment of, or any interest on, any present or future Indebtedness; or

                   g. Borrower is the subject of an order for relief by a bankruptcy court, or is unable or admits in writing his inability to pay his debts as they mature or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for him or for all or any part of his business or property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Borrower and the appointment continues undischarged or unstayed for forty-five (45) calendar days; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to make the Term Loan; or institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceeding relating to him or to all or any part of his business or property under the laws of any jurisdiction; or any similar proceeding is instituted without the consent of Borrower (including, but not limited, any action is taken by any Governmental Agency that has a material adverse effect on the business, operations or property of Borrower) and continues undismissed or unstayed for forty-five (45) calendar days; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to make the Term Loan; or

                   h. Any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any part of the property of Borrower and is not released, vacated or fully bonded within forty-five
 (45) calendar days after its issue or levy; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to make the Term Loan.

            8.2    Remedies.

                   a. Upon the occurrence of any Event of Default, the obligation to make the Term Loan (if not previously funded) and all other obligations of Lender and all rights of Borrower under the Loan Documents will terminate without notice to or demand upon Borrower, which are expressly waived by Borrower.

                   b. Upon the occurrence of any Event of Default, Lender, without notice to or demand upon Borrower, which are expressly waived by Borrower, may proceed to protect, exercise and enforce its rights and remedies under the Loan Documents against Borrower and such other rights and remedies as are provided by law or equity. Without limiting the generality of the foregoing, upon the occurrence of any Event of Default Lender shall be entitled to accelerate and declare immediately due and payable the principal balance of the Obligations, any accrued and unpaid interest thereon, and all other Obligations, all without notice to or demand upon Borrower.

                   c. The order and manner in which Lender's rights and remedies are to be exercised shall be determined by Lender in its sole discretion. Regardless of how Lender may treat payments received by it for the purpose of its own accounting, for the purpose of computing Borrower's obligations under this Agreement and under the Term Note, all moneys collected or received by Lender on account of the Obligations, directly or indirectly, shall be applied in the following order of priority:
                        (i) to the payment of all proper and reasonable costs and expenses of Lender incurred in the exercise of Lender's rights and remedies (including attorneys' fees and disbursements and the allocated costs and expenses of in-house legal and other professional services) and all other Obligations (other than interest and principal) owing by Borrower to Lender;

                        (ii) next, to accrued and unpaid interest on the Obligations; and

                        (iii) the balance, if any, to the principal of the Obligations.

 No application of the payments will cure any Event of Default or prevent the exercise, or continued exercise, of rights or remedies of Lender under this Agreement or under Law.

                   d. Upon the occurrence of any event that would be an Event of Default under Paragraph "g" of Section 8.1 with the passage of time, the principal balance of the Obligations, all accrued and unpaid interest thereon, and any other sums owing in connection with the Loan Documents shall be automatically accelerated without notice to or demand on Borrower, and Lender may take such other actions as it deems necessary to protect the interests of Lender under the Loan Documents and to collect the Obligations.

      9.    MISCELLANEOUS.

            9.1 Amendments; Consents. No amendment, modification, supplement, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower therefrom, may in any event be effective unless in writing signed by Lender (and, in the case of amendments, modifications or supplements, the approval in writing of Borrower and Lender), and then only in the specific instance and for the specific purpose given.

            9.2 Cumulative Remedies; No Waiver. Except as expressly provided in this Agreement to the contrary, the rights, powers and remedies of Lender provided in this Agreement or in the Term Note or any other Loan Document are cumulative and not exclusive of any right, power or remedy provided by law or equity. No failure or delay on the part of Lender in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of the same or any other right, power or remedy.

            9.3 No Partnership or Joint Venture. The execution of this Agreement and the other Loan Documents shall not be construed, deemed or alleged to be the formation of a partnership or joint venture between Lender and Borrower, and Lender shall not be liable to any other person or entity arising in connection with the Obligations or any transaction connected herewith nor shall Lender have any fiduciary obligations to Borrower. Lender shall have and may exercise such powers as are specifically delegated to Lender under this Agreement, at law, or in equity.

            9.4 Costs, Expenses and Taxes. Borrower shall pay on the Maturity Date, the reasonable costs and expenses of Lender in connection with the negotiation, preparation, execution, delivery, administration (exclusive of general overhead expenses), amendment, waiver and enforcement of this Agreement and any other Loan Document and any matter related thereto, and any litigation or dispute with respect thereto (including any bankruptcy or similar proceedings), including without limitation the reasonable fees and out-of-pocket expenses of any legal counsel, independent public accountants and other outside experts. Notwithstanding Borrower's obligation to pay the foregoing costs and expenses on the Maturity Date, such costs and expenses shall accrue interest at the rate set forth in the Term Note from the date that such costs and expenses were incurred by Lender (and such interest shall also be due and payable on the Maturity Date). With respect to any litigation, arbitration or reference between the parties hereto in connection with any Loan Document, the losing party shall pay to the prevailing party the reasonable fees and out-of-pocket expenses of legal counsel to the prevailing party in connection therewith. Borrower shall pay any and all docu mentary and other taxes (other than income or gross receipts taxes) and all costs, expenses, fees and charges payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, any other Loan Document or any other instru ment or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall (except as provided in Section 9.8) reimburse, hold harmless and indemnify Lender from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of Borrower to perform any of his obligations under this Agreement or any other Loan Docu ment. Any amount payable to Lender under this Section 9.4 shall, from the date of demand for payment, and any other amount payable to Lender under the Loan Documents which is not paid when due or within any applicable grace period shall, thereafter, bear interest at the rate set forth in the Term Note and be payable on demand.

            9.5 Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of Borrower pursuant to any Loan Document, will survive the making and repayment of the Term Loan under this Agreement and the execution and delivery of the Term Note, and have been or will be relied upon by Lender, notwithstanding any investigation made by or on behalf of Lender.

            9.6    Notices.  Except as otherwise expressly provided for herein:
 (a) all notices, requests, demands, directions and other communications provided for under this Agreement and under any other Loan Document must be in writing and must be mailed, telegraphed, delivered or sent by telex, cable, or telecopier to the appropriate party at the address set forth in the signature pages of this Agreement or, as to any party, at any other address as may be designated by it in a written notice sent to all other parties in accordance with this Section 9.6; and (b) any notice, request, demand, direction or other communication given by telex or telecopier must be confirmed within forty-eight (48) hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided for herein, if any notice, request, demand, direction or other communication is given by mail it will be effective on the earlier of receipt or the fourth calendar day after deposit in the United States postal service with first class or airmail postage prepaid; if given by telex, when sent; if given by telecopier, when received; or if given by personal delivery, when delivered.

            9.7 Counterparts; Execution and Acceptance. This Agreement and any other Loan Document may be executed in any number of identical counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

            9.8 Binding Effect; Assignment; Tax Withholding. This Agreement and the other Loan Documents will be binding upon and inure to the benefit of Borrower and Lender, and their successors and assigns. Notwithstanding the foregoing, this Agreement and any and all of the rights and obligations of any party hereunder shall not be assigned, delegated, sold, transferred or otherwise disposed of, by operation of law or otherwise. Any attempted assignment, delegation, sale, transfer or other disposition in violation hereof shall be void. If, nevertheless, the rights to any payment due hereunder by Borrower to Lender shall be transferred by operation of law, by order of a court of competent jurisdiction or any other circumstances with respect to which it is determined that such transfer is not void, then such transfer may be effected only by delivery of a signed original of this Agreement to Borrower, who shall re-deliver such signed original to the transferee duly indorsed by Borrower to indicate the name and address of such transferee. Under no circumstances prior to maturity of all payment obligations due by Borrower to Lender hereunder may any such obligations ever be transferred to or held by any person by virtue of such person being the bearer of any document or instrument, including this Agreement, evidencing such obligations. Lender hereby covenants, and any subsequent transferee upon transfer of said payment obligation and as a condition to such transfer shall covenant, with Borrower to provide Borrower a completed United States Internal Revenue Service Form W-8 or W-9, as appropriate, (i) on or before the first payment made to Lender or any such transferee; (ii) on or before the first payment in the third calendar year following the calendar year in which such form was last provided by Lender or any such transferee, or more frequently if required by law as a condition to exemption from any form of withholding of tax; and (iii) within 30 days of any change in the information contained in an applicable form provided to Borrower hereunder. Lender (and any such transferee) agrees to indemnify Borrower for any tax, interest, or penalty loss imposed on Borrower in the event that any taxing authority determines that Borrower is or was required to withhold with respect to any payment made hereunder. However, the previous sentence shall not apply to any tax, interest or penalty imposed after Borrower has either been notified by any taxing authority that withholding is required, or after Lender (or such transferee) has informed Borrower that Lender (or such transferee) is no longer exempt from withholding. In that event, Lender (or such transferee) shall not be liable for interest and penalties imposed by any taxing authority that arise out of Borrower's failure to withhold. If Borrower fails to withhold the necessary amount from any subsequent payment, Borrower's only remedy shall be to withhold tax on any subsequent payments, or to obtain reimbursement for the tax only.

            9.9    Indemnity by Borrower.

                   a. Borrower agrees to indemnify, save, protect, and hold harmless Lender and its directors, officers, agents, attorneys and employees (collectively, "indemnitees") from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any indemnitee by any Person if the claim, demand, action or cause of action relates solely to a claim, demand, action or cause of action that the Person has or asserts against Borrower and arises out of or relates to the relationship between Borrower and Lender under this Agreement or the Term Note; and (ii) any and all liabilities, losses, costs or expenses (including attorneys' fees and disbursements and reasonably estimated allocated costs and expenses of in-house legal counsel and legal staff and other professional services) that any indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no indemnitee shall be entitled to indemnification for any claims, demands, action, causes of action, liabilities, losses, costs, or expenses caused by its own gross negligence or misconduct.

                   b. If any proceeding shall be brought or asserted against any indemnitee in respect of which indemnity may be sought from Borrower hereunder, such indemnitee promptly shall notify Borrower in writing, and Borrower shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnitee and the payment of all fees and expenses incurred in connection with the defense thereof; provided, that the failure of any indemnitee to give such notice shall not relieve Borrower of his obligations pursuant to this Agreement except to the extent that it shall be determined by a court of competent jurisdiction that such failure shall have materially and adversely prejudiced Borrower.

            Any such indemnitee shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnitee unless: (1) Borrower has agreed to pay such fees and expenses; or (2) Borrower shall have failed promptly to assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to such indemnitee in any such action, claim or proceeding; or (3) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnitee and Borrower, and such indemnitee shall have been advised in writing by counsel that a conflict of interest may exist if such counsel represents such indemnitee and Borrower (and in the case of any of (1), (2) or (3), if such indemnitee notifies Borrower in writing that it elects to employ separate counsel at the expense of Borrower, Borrower shall not have the right to assume the defense thereof and such counsel shall be at the expense of Borrower). No indemnitee will be subject to any liability for any settlement made without its consent. Borrower shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnitee of a release, in form and substance reasonably satisfactory to the indemnitee, from all liability in respect of such action, claim or proceeding for which such indemnitee would be entitled to indemnification hereunder (whether or not any indemnitee is a party thereto). All fees and expenses of the indemnitee (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such action or proceeding in a manner not inconsistent with this
 Section 9.9) shall be paid to the indemnitee, as incurred, upon written notice thereof to Borrower (regardless of whether it is ultimately determined that an indemnitee is not entitled to indemnification hereunder); provided, that Borrower may require such indemnitee to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined by a court of competent jurisdiction (which determination is not subject to appeal or review) that such indemnitee is not entitled to indemnification hereunder.

 Any obligation or liability of Borrower to any indemnitee under this Section
 9.9 shall survive the expiration or termination of this Agreement and the repayment of the Term Loan and all other Obligations owed to Lender.

            9.10 Nonliability of Lender. Borrower acknowledges and agrees that by accepting or approving anything required to be observed, performed, fulfilled or given to Lender pursuant to the Loan Documents, including any certificate or financial statement, Lender shall not be deemed to have warranted or represented the legality, sufficiency, effec tiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval shall not constitute a warranty or representation to anyone with respect thereto by Lender.

            9.11 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower and Lender, and is made for the sole protection of Borrower and Lender, and Lender's successors and assigns. No other Person shall have any rights of any nature hereunder or by reason hereof.

            9.12 Confidentiality. Lender shall hold any confidential information which it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure (i) to legal counsel, accountants and other professional advisors to Lender, (ii) to regulatory officials having jurisdiction over Lender, and (iii) as required by Law or legal process or in connection with any legal proceeding to which Lender is a party.

            9.13 Further Assurances. Subject to Section 9.4, Borrower shall, at his expense and without expense to Lender, execute and deliver such further acts and documents as Lender from time to time reasonably requires for the assuring and confirming unto Lender the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

            9.14 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.

            9.15 Governing Law. The Loan Documents shall be governed by, and construed and enforced in accordance with, the internal laws of California (without reference to conflicts of law rules or principles).

            9.16 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

            9.17 Headings. Article, Section, and Paragraph headings set forth in this Agreement and the other Loan Documents, and titles or headings of any Loan Documents or exhibits thereto, are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

            9.18 Time of the Essence. Time is of the essence of the Loan Documents.

            9.19 Other Credit Facilities. Borrower and Lender acknowledge and agree that the credit facility provided for herein is in addition to the credit facilities provided for (i) in that certain Revolving Credit Agreement No. 1, of even date herewith, between Borrower and Lender, which provides for a $250,000 revolving line of credit, and (ii) in that certain Revolving Credit Agreement No. 2, of even date herewith, between Borrower and Lender, which provides for an additional $250,000 revolving line of credit.

            IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the Execution Date.


 Date Signed:  _________ ____, 1997       _____________________________
                                          MARK A. SPEIZER, individually

                                          Address:    514 Roehampton Road
                                                      Hillsborough, California
                                                      94010

                                          Telephone:  (415) 342-8779
                                          Telecopier: (   )


                                          SCORPION ACQUISITION, LLC, a Delaware
                                          limited liability company

                                          By:______________________________
                                          Print Name:
                                          Title:

                                          Address:


                                          Telephone:
                                          Telecopier:

                                PROMISSORY NOTE
                                  (Term Loan)

 $350,000.00                                           Los Angeles, California
                                                          __________ ___, 1997


            FOR VALUE RECEIVED, the undersigned hereby promises to pay to SCORPION ACQUISITION, LLC, a Delaware limited liability company ("Lender"), or order, at _____________________________________________ or at such other address as the holder of this Promissory Note ("Note") may specify in writing, the principal sum of THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000.00) or, if less, the then outstanding principal amount of the Term Loan made to the undersigned by Lender pursuant to that certain Term Loan Agreement, dated as of even date herewith, between the undersigned and Lender (as hereafter amended, restated, supplemented, or modified from time to time, the "Agreement," the provisions of which are incorporated herein by reference), plus interest in the manner and upon the terms and conditions set forth below. This Note is made pursuant to the Agreement. All references to "Lender" in this Note shall mean Lender and its successors and assigns. All reference to the "undersigned" in this Note shall mean the undersigned and his successors and assigns. Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

            1.    Rate of Interest

            The principal balance of this Note shall bear interest from the date hereof at a fixed rate per annum equal to 5.81%. Interest charged on this Note shall be computed on the basis of a three hundred sixty five (365) day year for actual days elapsed.

            In no event shall the interest rate or rates payable under this Note, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The undersigned and Lender intend legally to agree upon the rate or rates of interest (and the other amounts paid in connection herewith) and manner of payment stated within this Note; provided, however, that anything contained herein to the contrary notwithstanding, if said interest rate or rates of interest (or other amounts paid in connection herewith) or the manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Note, the undersigned is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the undersigned in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of this Note to the extent of such excess.

            2.    Schedule of Payments

            Principal and interest under this Note, together with all other sums owing in connection with this Note, shall be due and payable one hundred twenty (120) days after the Closing Date (as defined in the Agreement).

            3.    Prepayment

            Voluntary prepayments of the principal balance of this Note, or interest accruing thereon, shall be permitted at any time.

            4.    General Provisions

                  a. If this Note is not paid when due, the undersigned further promises to pay all costs of collection (including, but not limited to, reasonable attorneys' fees incurred by the holder), whether or not suit is filed hereon.

                  b. Presentment for payment, demand, notice of dishonor, protest, and notice of protest are hereby expressly waived.

                  c. Any waiver of any rights under this Note, the Agreement, or under any other agreement, instrument, or paper signed by the undersigned is neither valid nor effective unless made in writing and signed by the holder of this Note.

                  d.    No delay or omission on the part of the holder of this
 Note in exercising any right shall operate as a waiver thereof or of any other right.

                  e. A waiver by the holder of this Note upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

                  f. Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

                  g. This Note cannot be changed, modified, amended, or terminated orally.

                  h. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without reference to the principles of conflicts of laws thereof.

            5.    Binding Effect; Assignment; Tax Withholding

            This Note and the other Loan Documents will be binding upon and inure to the benefit of the undersigned and Lender, and their successors and assigns. Notwithstanding the foregoing, this Note and any and all of the rights and obligations of any party hereunder shall not be assigned, delegated, sold, transferred or otherwise disposed of, by operation of law or otherwise. Any attempted assignment, delegation, sale, transfer or other disposition in violation hereof shall be void. If, nevertheless, the rights to any payment due hereunder by the undersigned to Lender shall be transferred by operation of law, by order of a court of competent jurisdiction or any other circumstances with respect to which it is determined that such transfer is not void, then such transfer may be effected only by delivery of a signed original of this Note to the undersigned, who shall re-deliver such signed original to the transferee duly indorsed by the undersigned to indicate the name and address of such transferee. Under no circumstances prior to maturity of all payment obligations due by the undersigned to Lender hereunder may any such obligations ever be transferred to or held by any person by virtue of such person being the bearer of any document or instrument, including this Note, evidencing such obligations. Lender hereby covenants, and any subsequent transferee upon transfer of said payment obligation and as a condition to such transfer shall covenant, with the undersigned to provide the undersigned a completed United States Internal Revenue Service Form W-8 or W-9, as appropriate, (i) on or before the first payment made to Lender or any such transferee; (ii) on or before the first payment in the third calendar year following the calendar year in which such form was last provided by Lender or any such transferee, or more frequently if required by law as a condition to exemption from any form of withholding of tax; and (iii) within 30 days of any change in the information contained in an applicable form provided to the undersigned hereunder. Lender (and any such transferee) agrees to indemnify the undersigned for any tax, interest, or penalty loss imposed on the undersigned in the event that any taxing authority determines that the undersigned is or was required to withhold with respect to any payment made hereunder. However, the previous sentence shall not apply to any tax, interest or penalty imposed after the undersigned has either been notified by any taxing authority that withholding is required, or after Lender (or such transferee) has informed the undersigned that Lender (or such transferee) is no longer exempt from withholding. In that event, Lender (or such transferee) shall not be liable for interest and penalties imposed by any taxing authority that arise out of the undersigned's failure to withhold. If the undersigned fails to withhold the necessary amount from any subsequent payment, the undersigned's only remedy shall be to withhold tax on any subsequent payments, or to obtain reimbursement for the tax only.

            IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.



                                    MARK A. SPEIZER, individually

                                   EXHIBIT C
                          REVOLVING CREDIT AGREEMENTS

                       REVOLVING CREDIT AGREEMENT NO. 1


                          Dated as of ______ __, 1997


            THIS REVOLVING CREDIT AGREEMENT NO. 1 ("Agreement") is made and entered into by and between MARK A. SPEIZER, individually ("Borrower"), and SCORPION ACQUISITION, LLC, a Delaware limited liability company ("Lender"), with reference to the following agreed upon facts:

                                   RECITALS

            A. Borrower has requested that Lender provide Borrower with an unsecured credit facility for the purpose of providing Borrower with funds to service the Herman Debt (defined below).

            B. Borrower and Lender have each independently determined that it is in each of their best interests to enter into this Agreement.

            NOW, THEREFORE, in consideration of the foregoing factual Recitals (which are hereby incorporated into this Agreement) and of the mutual covenants and conditions set forth below, the parties hereto hereby agree and covenant with each other as follows:

                                   ARTICLE 1

                                  DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the following capitalized terms shall have the following respective defined meanings:

            "Actual Payment Date" means 180 days after the "Elected Payment Date" (as such term is defined in that certain Purchase and Sale Agreement, executed by Borrower and Lender, dated February ____, 1997).

            "Advance" means each of the advances to be made by Lender to Borrower pursuant to (i) Section 2.1 and (ii) the other terms and conditions of this Agreement.

            "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to be closed.

            "Code" means the Internal Revenue Code of 1986, as amended through the date of this Agreement, and the Regulations of the United States Treasury Department thereunder.

            "Default" means any event that, with the giving of notice or the passage of time or both, as applicable, would be an Event of Default.

            "Draw Down Termination Date" means the earlier of (i) the Maturity Date, or (ii) the Actual Payment Date.

            "Event of Default" means any of the events described in
 Section 7.1.

            "Execution Date" means the date on which this Agreement is executed by Borrower.

            "Governmental Agency" means: (a) any government, municipality or political subdivision thereof; (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body (including but not limited to the California Department of Insurance); (c) any court, administrative tribunal or public utility; or
 (d) any central bank or comparable authority.

            "Herman Debt" means the indebtedness incurred by the Borrower as represented by the Herman Notes.

            "Herman Family" means, collectively, Howard L. Herman, Marcia E. Herman, Bradley Herman, Barbara Herman, and the Joel Franklin Herman Trust.

            "Herman Notes" means the promissory notes executed by Borrower in favor of members of the Herman Family, each dated May 31, 1996, and in the aggregate original principal amount of $5,580,292.

            "Indebtedness" means: (a) all obligations of Borrower for borrowed money; (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products; (c) all obligations under capital leases; (d) all obligations or liabilities of others secured by a lien or security interest on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed; and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

            "Initial Lender Commitment" shall mean $250,000.00.

            "Laws" means, collectively, all federal, state and local laws, rules, regulations, ordinances and codes, and all laws, rules, regulations, ordinances and codes of any other jurisdiction.

            "Lender Commitment" means the commitment of Lender to make Advances pursuant to Section 2.1; provided that (i) each Advance shall reduce the amount of the Lender Commitment by a like amount (to the extent such Advance has not been repaid by Borrower), and (ii) at no time shall the aggregate outstanding principal amount of funded Advances exceed the Initial Lender Commitment.

            "Loan Documents" means this Agreement, the Note, and all other written agreements, instruments, and documents executed by Borrower, now or hereafter evidencing or otherwise relating to the Obligations or any other aspect of the transactions contemplated by this Agreement, as the same are amended, modified, or supplemented from to time to time.

            "Maturity Date" means June 30, 2002.

            "Note" means that certain Promissory Note No. 1 (and any promissory note that may be issued in substitution or exchange therefor), executed as of even date herewith by Borrower in favor of Lender, in the original principal amount of the Initial Lender Commitment, as originally executed or as supplemented, modified or amended from time to time.

            "Obligations" means all present and future loans (including, but not limited to, all Advances), advances, liabilities, and obligations owing by Borrower to Lender arising under this Agreement and/or the other Loan Documents, whether arising from an extension of credit, loan, guaranty, indemnification or otherwise, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, and any other sums chargeable to Borrower hereunder or under another Loan Document.

            "Person" means any entity, whether an individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, savings and loan association, business association or firm, joint venture, Governmental Agency or otherwise.

            "Request for Advance" means a written request for an Advance signed by Borrower, specifying the date (which must be a Business Day) of the requested Advance, the amount of the requested Advance, that the Borrower is requesting an Advance under this Agreement (as opposed to the Revolving Credit Agreement No. 2, referred to in Section 8.19 below) and certifying as to the matters set forth in Sections 4.2(a) and 4.2(b) of this Agreement.

            "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable man in similar circumstances would have done) should have been known by the Person.

            1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any number of the members of the relevant class.

            1.3 Exhibits. All exhibits to this Agreement, if any, as existing at the time of execution of this Agreement or as supplemented, modified or amended from time to time, are incorporated into this Agreement by this reference as though fully set forth herein.

            1.4 Cross-References. All references to specific Sections, Articles, Paragraphs, Recitals, and Exhibits shall be deemed references to the Sections, Articles, Paragraphs, Recitals, and Exhibits of this Agreement, unless such reference specifically or by context refers to a different document.

                                   ARTICLE 2

                                   ADVANCES

            2.1    Advances and Borrowing Procedures.

                   a. Subject to the terms and conditions set forth in this Agreement, at any time from the Execution Date through the date which is one day prior to the Draw Down Termination Date, Lender shall make Advances to Borrower in such principal amounts as Borrower may request that do not exceed in the aggregate (together with the aggregate outstanding principal balance of all previously funded Advances) the Initial Lender Commitment. Any Advances repaid by Borrower may be reborrowed and repaid, subject to the Initial Lender Commitment and other terms and conditions of this Agreement.

                   b.   The following procedure shall apply to all Advances:
 Not later than 12:00 noon, Los Angeles time, five (5) days prior to the Business Day on which a proposed Advance is to be made pursuant to this
 Section 2.1, Lender must have received, at Lender's office (at the address set forth on the signature page of this Agreement), a completed Request for Advance).

                   c. Upon fulfillment of each of the applicable conditions set forth in Article 4, each Advance shall be remitted to Borrower in accordance with instructions provided by Borrower to Lender in writing.

                   d. The principal amount of each Advance may not be more than the then current Lender Commitment.

                   e.   Each Advance funded by Lender in the manner provided in
 Section 2.1 shall be evidenced by the Note.

                   f. Each Advance shall be used only for the following purposes:

                        (i)     For servicing the Herman Debt; and

                        (ii) To cover the costs and expenses of Lender and Borrower described in Section 8.4.

            2.2 No Advances After Draw Down Termination Date. Lender shall not be obligated to make any Advances after the Draw Down Termination Date.

                                   ARTICLE 3

                              INTEREST; PAYMENTS

            3.1 Interest. Interest shall accrue on the unpaid principal balance of the Obligations at the rate set forth in, and be due and payable in accordance with the terms of, the Note.

            3.2    Principal.

                   a. Subject to Lender's right of acceleration upon the occurrence of an Event of Default, the principal balance of the Note shall be payable on the Maturity Date in accordance with the terms of the Note; provided, however, that whenever the aggregate outstanding principal balance of the Advances (to the extent not repaid by Borrower) exceeds the Initial Lender Commitment, Borrower shall immediately pay to Lender the excess of the outstanding principal balance of the Advances which exceeds the Initial Lender Commitment.

                   b. Borrower may repay or prepay the principal balance of the Note at any time and reborrow such repaid or prepaid amounts, subject to the other terms and conditions of this Agreement.

            3.3    Manner and Treatment of Payments.

                   a. The amount of each payment under this Agreement or on the Note shall be made to Lender in lawful money of the United States of America by wire transfer as follows:



            FOR ACCOUNT OF:   _________________________
            A/C#:

 All payments received by Lender from Borrower after 12:00 noon, Los Angeles time, on a Business Day, or on a day which is not a Business Day, shall be deemed received on the next succeeding Business Day.

                   b. Whenever any payment to be made pursuant to this Agreement or on the Note is due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest.

                   c. Lender shall keep a record of Advances made by Lender and payments of principal with respect to the Note, and such record shall be presumptive evidence of the principal amount owing under this Agreement and the Note.

                   d. Each payment of principal and interest and all other amounts payable by Borrower under this Agreement and the other Loan Documents shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency (except as provided in Section 8.8).

                   e. Borrower shall make all payments required under the Loan Documents regardless of any defense, setoff or counterclaim, including, without limitation, any defense, setoff or counterclaim based on any law, rule or policy which is now or hereafter promulgated by any Governmental Agency and which may adversely affect Borrower's obligation to make, or the right of the holder of the Note or the obligee under any other Loan Document to receive, such payments.

                   f. All sums paid by Borrower in connection with the Loan Documents shall be applied first to sums, other than principal and interest, due pursuant to the Loan Documents, next to accrued but unpaid interest on the Obligations, and the balance, if any, to principal of the Obligations.

                                   ARTICLE 4
                                  CONDITIONS

            4.1 Conditions for Effectiveness of This Agreement. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent (which are for Lender's benefit only):

                   a. That Lender shall have received all of the following documents, each dated as of the Execution Date (unless otherwise specified), and all in form and substance satisfactory to Lender:

                        (i)     This Agreement;

                        (ii)    The Note;

                        (iii) Such additional agreements, certificates, reports, approvals, instruments, documents and consents as Lender may reasonably request.

            4.2 Conditions for Any Advance. The obligation of Lender to make any Advance is subject to the following conditions precedent:

                   a. The representations and warranties contained in herein shall be correct on and as of the date of the Advance as though made on and as of that date, no Event of Default shall have occurred (other than Events of Default that have been waived by Lender in its sole and absolute discretion), and no Default shall have occurred and remain uncured;

                   b. The Advance shall be in conformity with all borrowing procedures set forth in Section 2.1 and elsewhere in this Agreement;

                   c. Borrower shall, at his sole expense, deliver or cause to be delivered to Lender, in form and substance reasonably satisfactory to Lender, a Request for Advance, as required by Section 2.1; and

                   d. Borrower shall have used reasonable efforts to obtain financing from a regulated financial institution in order to service the Herman Debt; provided, that Borrower may demonstrate such reasonable efforts by making application in good faith to three such regulated financial institutions (including compliance with all documentary and information requests of such regulated financial institutions) during the twelve months preceding the date of the requested Advance, and having each such application denied or not approved by the thirtieth day following the submission of the last document or other information requested by such regulated financial institution.

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF BORROWER

            Borrower represents and warrants to Lender that:

            5.1    Execution, Delivery and Performance of Loan Documents.

                   a. Borrower has all requisite power and authority to execute and deliver, and to perform all of his obligations under, the Loan Documents.

                   b. The execution and delivery by Borrower of, and the performance by Borrower of each of his obligations under, each Loan Document will not:

                        (i) require any consent or approval not heretofore obtained of any Person;

                        (ii) violate any provision of any order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower; or

                        (iii) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Borrower is a party or by which Borrower or any property of Borrower is bound or affected.

                   c. Borrower is not in default under any order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease or instrument described in subparagraphs (ii) or (iii) of Paragraph b of this Section 5.1 in any respect that is materially adverse to the interests of Lender, or that could materially impair the ability of Borrower to perform obligations under the Loan Documents, or that has a material adverse effect on the business or financial condition of Borrower.

                   d. Other than approvals (or exemptions therefrom) already obtained by Borrower, to Borrower's knowledge, no authorization, consent, approval, order, license, permit or exemption from, or filing, registration or qualification with, any Governmental Agency is or will be required under applicable Law to authorize or permit the execution and delivery by Borrower of, and the performance by Borrower of all of his obligations under, each Loan Document.

                   e. Each of the Loan Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Borrower enforceable against him in accordance with its terms.

            5.2 Compliance with Laws and Other Requirements. To Borrower's knowledge, Borrower is in compliance with all Laws and other requirements applicable to his businesses and has obtained all authorizations, consents, approvals, orders, licenses, permits and exemptions from, and have accomplished all filings, registrations or qualifications with, any Governmental Agency that are necessary for the transaction of his businesses, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, permits or exemptions, or accomplish such filings, registrations or qualifications is not materially adverse to the interests of Lender, and does not materially impair the ability of Borrower to perform his obligations, under the Loan Documents, and does not have a material adverse effect on the business or financial condition of Borrower.

            5.3 No Default. No Event of Default has occurred, and no event has occurred and is continuing that is a Default.

                                   ARTICLE 6

                             COVENANTS OF BORROWER

            As long as the Note remains unpaid or any Obligation remains owing or the Lender Commitment remains in effect:

            6.1 Compliance with Laws and Other Requirements. Borrower shall comply with the requirements of all applicable Laws and orders of any Governmental Agency, noncompliance with which might materially adversely affect the business or financial condition of Borrower.

            6.2 Reporting Requirements. Borrower shall cause to be delivered to Lender, in form and detail reasonably satisfactory to Lender, as soon as practicable and in any event within fifteen (15) days after the occurrence of a Default or Event of Default becomes known to Borrower, a written statement setting forth the nature of the Default or Event of Default and the action that Borrower proposes to take with respect thereto.

            6.3 Notice of Defaults under other Indebtedness. Borrower shall notify Lender within five (5) Business Days of any "default" or "event of default" that occurs with respect to any Indebtedness.

                                   ARTICLE 7

                  EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT
            7.1 Events of Default. The occurrence of any one or more of the following events, whatever the reason therefor, shall constitute an Event of Default under this Agreement:

                   a. A failure by Borrower to pay the principal of or interest on the Note or any portion thereof when due; or

                   b. A failure by Borrower to pay any other amount payable by Borrower under the Loan Documents, within three (3) days after the date when due as provided herein or therein; or

                   c. A failure by Borrower to perform or observe any term, covenant or agreement contained in any Loan Document on his part to be performed or observed and such failure shall continue for more than thirty
 (30) calendar days after notice of such failure is given by Lender to Borrower, unless such failure is of such a nature that it cannot be cured within such thirty (30) day period and Borrower commences action to cure such failure within such thirty (30) day period and thereafter diligently and continuously prosecutes such action to completion within sixty (60) calendar days after notice of such failure is given by Lender to Borrower; or

                   d. Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by Borrower to Lender pursuant to any Loan Document proves to have been incorrect when made; or

                   e. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of Lender or satisfaction in full of all Obligations, ceases to be in full force and effect or is declared to be null and void by a court of competent jurisdiction; or the validity or enforceability thereof is contested in a judicial proceeding by Borrower; or Borrower denies that he has any or continuing liability or obligation under any Loan Document, unless all Obligations of Borrower thereunder have been fully paid and performed; or

                   f. Borrower shall fail to pay when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise, the principal or any principal installment of, or any interest on, any present or future Indebtedness outstanding pursuant to the credit facilities described in Section 8.19; or

                   g. Borrower is the subject of an order for relief by a bankruptcy court, or is unable or admits in writing his inability to pay his debts as they mature or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for him or for all or any part of his business or property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Borrower and the appointment continues undischarged or unstayed for forty-five (45) calendar days; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to make any additional Advances; or institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceeding relating to him or to all or any part of his business or property under the laws of any jurisdiction; or any similar proceeding is instituted without the consent of Borrower (including, but not limited, any action is taken by any Governmental Agency that has a material adverse effect on the business, operations or property of Borrower) and continues undismissed or unstayed for forty-five (45) calendar days; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to make any additional Advances; or

                   h. Any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any part of the property of Borrower and is not released, vacated or fully bonded within forty-five
 (45) calendar days after its issue or levy; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to make any additional Advances.

            7.2    Remedies Upon Event of Default.

                   a. Upon the occurrence of any Event of Default, all commitments to make Advances and all other obligations of Lender and all rights of Borrower under the Loan Documents will terminate without notice to or demand upon Borrower, which are expressly waived by Borrower.

                   b. Upon the occurrence of any Event of Default, Lender, without notice to or demand upon Borrower, which are expressly waived by Borrower, may proceed to protect, exercise and enforce its rights and remedies under the Loan Documents against Borrower and such other rights and remedies as are provided by law or equity. Without limiting the generality of the foregoing, upon the occurrence of any Event of Default Lender shall be entitled to accelerate and declare immediately due and payable the principal balance of the Obligations, any accrued and unpaid interest thereon, and all other Obligations, all without notice to or demand upon Borrower.

                   c. The order and manner in which Lender's rights and remedies are to be exercised shall be determined by Lender in its sole discretion. Regardless of how Lender may treat payments received by it for the purpose of its own accounting, for the purpose of computing Borrower's obligations under this Agreement and under the Note, all moneys collected or received by Lender on account of the Obligations, directly or indirectly, shall be applied in the following order of priority:

                        (i) to the payment of all proper and reasonable costs and expenses of Lender incurred in the exercise of Lender's rights and remedies (including attorneys' fees and disbursements and the allocated costs and expenses of in-house legal and other professional services) and all other Obligations (other than interest and principal) owing by Borrower to Lender;

                        (ii) next, to accrued and unpaid interest on the Obligations; and

                        (iii) the balance, if any, to the principal of the Obligations.

 No application of the payments will cure any Event of Default or prevent the exercise, or continued exercise, of rights or remedies of Lender under this Agreement or under Law.

                   d. Upon the occurrence of any event that would be an Event of Default under Paragraph "g" of Section 7.1 with the passage of time, the principal balance of the Obligations, all accrued and unpaid interest thereon, and any other sums owing in connection with the Loan Documents shall be automatically accelerated without notice to or demand on Borrower, and Lender may take such other actions as it deems necessary to protect the interests of Lender under the Loan Documents and to collect the Obligations.

                                   ARTICLE 8

                                 MISCELLANEOUS

            8.1 Amendments; Consents. No amendment, modification, supplement, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower therefrom, may in any event be effective unless in writing signed by Lender (and, in the case of amendments, modifications or supplements, the approval in writing of Borrower and Lender), and then only in the specific instance and for the specific purpose given.

            8.2 Cumulative Remedies; No Waiver. Except as expressly provided in this Agreement to the contrary, the rights, powers and remedies of Lender provided in this Agreement or in the Note or any other Loan Document are cumulative and not exclusive of any right, power or remedy provided by law or equity. No failure or delay on the part of Lender in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of the same or any other right, power or remedy.

            8.3 No Partnership or Joint Venture. The execution of this Agreement and the other Loan Documents shall not be construed, deemed or alleged to be the formation of a partnership or joint venture between Lender and Borrower, and Lender shall not be liable to any other person or entity arising in connection with the Obligations or any transaction connected herewith nor shall Lender have any fiduciary obligations to Borrower. Lender shall have and may exercise such powers as are specifically delegated to Lender under this Agreement, at law, or in equity.

            8.4 Costs, Expenses and Taxes. Borrower shall pay on the Maturity Date, the reasonable costs and expenses of Lender in connection with the negotiation, preparation, execution, delivery, administration (exclusive of general overhead expenses), amendment, waiver and enforcement of this Agreement and any other Loan Document and any matter related thereto, and any litigation or dispute with respect thereto (including any bankruptcy or similar proceedings), including without limitation the reasonable fees and out-of-pocket expenses of any legal counsel, independent public accountants and other outside experts. Notwithstanding Borrower's obligation to pay the foregoing costs and expenses on the Maturity Date, such costs and expenses shall accrue interest at the rate set forth in the Note from the date that such costs and expenses were incurred by Lender (and such interest shall also be due and payable on the Maturity Date). With respect to costs and expenses incurred by Borrower and/or Lender in connection with the negotiation, preparation, execution, delivery and amendment of this Agreement and any other Loan Document and the transactions contemplated thereunder, Borrower may request an Advance to pay such costs and expenses (provided that the other terms and conditions set forth in this Agreement are satisfied). With respect to any litigation, arbitration or reference between the parties hereto in connection with any Loan Document, the losing party shall pay to the prevailing party the reasonable fees and out-of-pocket expenses of legal counsel to the prevailing party in connection therewith. Borrower shall pay any and all documentary and other taxes (other than income or gross receipts taxes) and all costs, expenses, fees and charges payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall (except as provided in Section 8.8) reimburse, hold harmless and indemnify Lender from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of Borrower to perform any of his obligations under this Agreement or any other Loan Document. Any amount payable to Lender under this Section 8.4 shall, from the date of demand for payment, and any other amount payable to Lender under the Loan Documents which is not paid when due or within any applicable grace period shall, thereafter, bear interest at the rate set forth in the Note and be payable on demand.

            8.5 Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of Borrower pursuant to any Loan Document, will survive the making and repayment of the loans under this Agreement and the execution and delivery of the Note, and have been or will be relied upon by Lender, notwithstanding any investigation made by or on behalf of Lender.

            8.6    Notices.  Except as otherwise expressly provided for herein:
 (a) all notices, requests, demands, directions and other communications provided for under this Agreement and under any other Loan Document must be in writing and must be mailed, telegraphed, delivered or sent by telex, cable, or telecopier to the appropriate party at the address set forth in the signature pages of this Agreement or, as to any party, at any other address as may be designated by it in a written notice sent to all other parties in accordance with this Section 8.6; and (b) any notice, request, demand, direction or other communication given by telex or telecopier must be confirmed within forty-eight (48) hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided for herein, if any notice, request, demand, direction or other communication is given by mail it will be effective on the earlier of receipt or the fourth calendar day after deposit in the United States postal system with first class or airmail postage prepaid; if given by telex, when sent; if given by telecopier, when received; or if given by personal delivery, when delivered.

            8.7 Counterparts; Execution and Acceptance. This Agreement and any other Loan Document may be executed in any number of identical counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

            8.8 Binding Effect; Assignment; Tax Withholding. This Agreement and the other Loan Documents will be binding upon and inure to the benefit of Borrower and Lender, and their successors and assigns. Notwithstanding the foregoing, this Agreement and any and all of the rights and obligations of any party hereunder shall not be assigned, delegated, sold, transferred or otherwise disposed of, by operation of law or otherwise. Any attempted assignment, delegation, sale, transfer or other disposition in violation hereof shall be void. If, nevertheless, the rights to any payment due hereunder by Borrower to Lender shall be transferred by operation of law, by order of a court of competent jurisdiction or any other circumstances with respect to which it is determined that such transfer is not void, then such transfer may be effected only by delivery of a signed original of this Agreement to Borrower, who shall re-deliver such signed original to the transferee duly indorsed by Borrower to indicate the name and address of such transferee. Under no circumstances prior to maturity of all payment obligations due by Borrower to Lender hereunder may any such obligations ever be transferred to or held by any person by virtue of such person being the bearer of any document or instrument, including this Agreement, evidencing such obligations. Lender hereby covenants, and any subsequent transferee upon transfer of said payment obligation and as a condition to such transfer shall covenant, with Borrower to provide Borrower a completed United States Internal Revenue Service Form W-8 or W-9, as appropriate, (i) on or before the first payment made to Lender or any such transferee; (ii) on or before the first payment in the third calendar year following the calendar year in which such form was last provided by Lender or any such transferee, or more frequently if required by law as a condition to exemption from any form of withholding of tax; and (iii) within 30 days of any change in the information contained in an applicable form provided to Borrower hereunder. Lender (and any such transferee) agrees to indemnify Borrower for any tax, interest, or penalty loss imposed on Borrower in the event that any taxing authority determines that Borrower is or was required to withhold with respect to any payment made hereunder. However, the previous sentence shall not apply to any tax, interest or penalty imposed after Borrower has either been notified by any taxing authority that withholding is required, or after Lender (or such transferee) has informed Borrower that Lender (or such transferee) is no longer exempt from withholding. In that event, Lender (or such transferee) shall not be liable for interest and penalties imposed by any taxing authority that arise out of Borrower's failure to withhold. If Borrower fails to withhold the necessary amount from any subsequent payment, Borrower's only remedy shall be to withhold tax on any subsequent payments, or to obtain reimbursement for the tax only.

            8.9    Indemnity by Borrower.

                   a. Borrower agrees to indemnify, save, protect, and hold harmless Lender and its directors, officers, agents, attorneys and employees (collectively, "indemnitees") from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any indemnitee by any Person if the claim, demand, action or cause of action relates solely to a claim, demand, action or cause of action that the Person has or asserts against Borrower and arises out of or relates to the relationship between Borrower and Lender under this Agreement or the Note; and (ii) any and all liabilities, losses, costs or expenses (including attorneys' fees and disbursements and reasonably estimated allocated costs and expenses of in-house legal counsel and legal staff and other professional services) that any indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no indemnitee shall be entitled to indemnification for any claims, demands, action, causes of action, liabilities, losses, costs, or expenses caused by its own gross negligence or misconduct.

                   b. If any proceeding shall be brought or asserted against any indemnitee in respect of which indemnity may be sought from Borrower hereunder, such indemnitee promptly shall notify Borrower in writing, and Borrower shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnitee and the payment of all fees and expenses incurred in connection with the defense thereof; provided, that the failure of any indemnitee to give such notice shall not relieve Borrower of his obligations pursuant to this Agreement except to the extent that it shall be determined by a court of competent jurisdiction that such failure shall have materially and adversely prejudiced Borrower.

            Any such indemnitee shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnitee unless: (1) Borrower has agreed to pay such fees and expenses; or (2) Borrower shall have failed promptly to assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to such indemnitee in any such action, claim or proceeding; or (3) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnitee and Borrower, and such indemnitee shall have been advised in writing by counsel that a conflict of interest may exist if such counsel represents such indemnitee and Borrower (and in the case of any of (1), (2) or (3), if such indemnitee notifies Borrower in writing that it elects to employ separate counsel at the expense of Borrower, Borrower shall not have the right to assume the defense thereof and such counsel shall be at the expense of Borrower). No indemnitee will be subject to any liability for any settlement made without its consent. Borrower shall not consent to entry of any judgment or enter into any settlement that does not include by the claimant or plaintiff to such indemnitee of a release, in form and substance reasonably satisfactory to the indemnitee, from all liability in respect of such action, claim or proceeding for which such indemnitee would be entitled to indemnification hereunder (whether or not any indemnitee is a party thereto). All fees and expenses of the indemnitee (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such action or proceeding in a manner not inconsistent with this Section 8.9) shall be paid to the indemnitee, as incurred, upon written notice thereof to Borrower (regardless of whether it is ultimately determined that an indemnitee is not entitled to indemnification hereunder); provided, that Borrower may require such indemnitee to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined by a court of competent jurisdiction (which determination is not subject to appeal or review) that such indemnitee is not entitled to indemnification hereunder.

 Any obligation or liability of Borrower to any indemnitee under this
 Section 8.9 shall survive the expiration or termination of this Agreement and the repayment of all Advances and all other Obligations owed to Lender.

            8.10 Nonliability of Lender. Borrower acknowledges and agrees that by accepting or approving anything required to be observed, performed, fulfilled or given to Lender pursuant to the Loan Documents, including any certificate or financial statement, Lender shall not be deemed to have warranted or represented the legality, sufficiency, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval shall not constitute a warranty or representation to anyone with respect thereto by Lender.

            8.11 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower and Lender, and is made for the sole protection of Borrower and Lender, and Lender's successors and assigns. No other Person shall have any rights of any nature hereunder or by reason hereof.

            8.12 Confidentiality. Lender shall hold any confidential information which it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure (i) to legal counsel, accountants and other professional advisors to Lender, (ii) to regulatory officials having jurisdiction over Lender, and (iii) as required by Law or legal process or in connection with any legal proceeding to which Lender is a party.

            8.13 Further Assurances. Subject to Section 8.4, Borrower shall, at his expense and without expense to Lender, execute and deliver such further acts and documents as Lender from time to time reasonably requires for the assuring and confirming unto Lender the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

            8.14 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.

            8.15 Governing Law. The Loan Documents shall be governed by, and construed and enforced in accordance with, the internal laws of California (without reference to conflicts of law rules or principles).

            8.16 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

            8.17 Headings. Article, Section, and Paragraph headings set forth in this Agreement and the other Loan Documents, and titles or headings of any Loan Documents or exhibits thereto, are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

            8.18 Time of the Essence. Time is of the essence of the Loan Documents.

            8.19 Other Credit Facilities. Borrower and Lender acknowledge and agree that the credit facility provided for herein is in addition to the credit facilities provided for (i) in that certain Revolving Credit Agreement No. 2, of even date herewith, between Borrower and Lender, which provides for an additional $250,000 revolving line of credit, and (ii) in that certain Term Loan Agreement, of even date herewith, between Borrower and Lender, which provides for a term loan of up to $350,000.

            8.20 Purchase Agreement. Borrower and Lender acknowledge and agree that this Agreement and the Note are being executed in connection with, and are expressly subject to, that certain Purchase and Sale Agreement by and between Borrower and Lender dated as of February 27, 1997.

            IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the Execution Date.


 Date Signed:  ________ ___, 1997         _____________________________
                                          MARK A. SPEIZER, individually

                                          Address:  514 Roehampton Road
                                                    Hillsborough, California
                                                    94010

                                          Telephone:  (415) 342-8779
                                          Telecopier: (   )


                                          SCORPION ACQUISITION, LLC, a Delaware
                                          limited liability company

                                          By:______________________________
                                          Print Name:
                                          Title:

                                          Address:



                                          Telephone:
                                          Telecopier:

                             PROMISSORY NOTE NO. 1


 $250,000.00                                           Los Angeles, California
                                                            ____________, 1997


            FOR VALUE RECEIVED, the undersigned hereby promises to pay to SCORPION ACQUISITION, LLC, a Delaware limited liability company ("Lender"), or order, at _____________________________________________ or at such other address as the holder of this Promissory Note ("Note") may specify in writing, the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) or, if less, the then outstanding principal amount of the Advances made to the undersigned by Lender pursuant to that certain Revolving Credit Agreement No. 1, dated as of even date herewith, between the undersigned and Lender (as hereafter amended, restated, supplemented, or modified from time to time, the "Agreement," the provisions of which are incorporated herein by reference), plus interest in the manner and upon the terms and conditions set forth below. This Note is made pursuant to the Agreement. All references to "Lender" in this Note shall mean Lender and its successors and assigns. All reference to the "undersigned" in this Note shall mean the undersigned and his successors and assigns.

            1.    Rate of Interest

            The principal balance of this Note shall bear interest from the date hereof at a fixed rate per annum equal to eight percent (8%). Interest charged on this Note shall be computed on the basis of a three hundred sixty five (365) day year for actual days elapsed.

            In no event shall the interest rate or rates payable under this Note, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The undersigned and Lender intend legally to agree upon the rate or rates of interest (and the other amounts paid in connection herewith) and manner of payment stated within this Note; provided, however, that anything contained herein to the contrary notwithstanding, if said interest rate or rates of interest (or other amounts paid in connection herewith) or the manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Note, the undersigned is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the undersigned in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of this Note to the extent of such excess.

            2.    Schedule of Payments

            Principal and interest under this Note, together with all other sums owing in connection with this Note, shall be due and payable on June 30, 2002.

            3.    Prepayment

            Voluntary prepayments of the principal balance of this Note, or interest accruing thereon, shall be permitted at any time.

            4.    General Provisions

                  a. If this Note is not paid when due, the undersigned further promises to pay all costs of collection (including, but not limited to, reasonable attorneys' fees incurred by the holder), whether or not suit is filed hereon.

                  b. Presentment for payment, demand, notice of dishonor, protest, and notice of protest are hereby expressly waived.

                  c. Any waiver of any rights under this Note, the Agreement, or under any other agreement, instrument, or paper signed by the undersigned is neither valid nor effective unless made in writing and signed by the holder of this Note.

                  d.    No delay or omission on the part of the holder of this
 Note in exercising any right shall operate as a waiver thereof or of any other right.

                  e. A waiver by the holder of this Note upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

                  f. Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

                  g. This Note cannot be changed, modified, amended, or terminated orally.

                  h. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without reference to the principles of conflicts of laws thereof.

            5.    Binding Effect; Assignment; Tax Withholding; Tax Withholding

            This Note and the other Loan Documents will be binding upon and inure to the benefit of the undersigned and Lender, and their successors and assigns. Notwithstanding the foregoing, this Note and any and all of the rights and obligations of any party hereunder shall not be assigned, delegated, sold, transferred or otherwise disposed of, by operation of law or otherwise. Any attempted assignment, delegation, sale, transfer or other disposition in violation hereof shall be void. If, nevertheless, the rights to any payment due hereunder by the undersigned to Lender shall be transferred by operation of law, by order of a court of competent jurisdiction or any other circumstances with respect to which it is determined that such transfer is not void, then such transfer may be effected only by delivery of a signed original of this Note to the undersigned, who shall re-deliver such signed original to the transferee duly indorsed by the undersigned to indicate the name and address of such transferee. Under no circumstances prior to maturity of all payment obligations due by the undersigned to Lender hereunder may any such obligations ever be transferred to or held by any person by virtue of such person being the bearer of any document or instrument, including this Note, evidencing such obligations. Lender hereby covenants, and any subsequent transferee upon transfer of said payment obligation and as a condition to such transfer shall covenant, with the undersigned to provide the undersigned a completed United States Internal Revenue Service Form W-8 or W-9, as appropriate, (i) on or before the first payment made to Lender or any such transferee; (ii) on or before the first payment in the third calendar year following the calendar year in which such form was last provided by Lender or any such transferee, or more frequently if required by law as a condition to exemption from any form of withholding of tax; and (iii) within 30 days of any change in the information contained in an applicable form provided to the undersigned hereunder. Lender (and any such transferee) agrees to indemnify the undersigned for any tax, interest, or penalty loss imposed on the undersigned in the event that any taxing authority determines that the undersigned is or was required to withhold with respect to any payment made hereunder. However, the previous sentence shall not apply to any tax, interest or penalty imposed after the undersigned has either been notified by any taxing authority that withholding is required, or after Lender (or such transferee) has informed the undersigned that Lender (or such transferee) is no longer exempt from withholding. In that event, Lender (or such transferee) shall not be liable for interest and penalties imposed by any taxing authority that arise out of the undersigned's failure to withhold. If the undersigned fails to withhold the necessary amount from any subsequent payment, the undersigned's only remedy shall be to withhold tax on any subsequent payments, or to obtain reimbursement for the tax only.

            IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.


                                    _____________________________
                                    MARK A. SPEIZER, individually

                       REVOLVING CREDIT AGREEMENT NO. 2



                        Dated as of _________ ___, 1997


            THIS REVOLVING CREDIT AGREEMENT NO. 2 ("Agreement") is made and entered into by and between MARK A. SPEIZER, individually ("Borrower"), and SCORPION ACQUISITION, LLC, a Delaware limited liability company ("Lender"), with reference to the following agreed upon facts:

                                   RECITALS

            A. Borrower has requested that Lender provide Borrower with an unsecured credit facility for the purpose of providing Borrower with funds to service the Herman Debt (defined below).

            B. Borrower and Lender have each independently determined that it is in each of their best interests to enter into this Agreement.

            NOW, THEREFORE, in consideration of the foregoing factual Recitals (which are hereby incorporated into this Agreement) and of the mutual covenants and conditions set forth below, the parties hereto hereby agree and covenant with each other as follows:

                                   ARTICLE 1

                                  DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the following capitalized terms shall have the following respective defined meanings:

            "Actual Payment Date" means 180 days after the "Elected Payment Date" (as such term is defined in that certain Purchase and Sale Agreement, executed by Borrower and Lender, dated February ____, 1997).

            "Advance" means each of the advances to be made by Lender to Borrower pursuant to (i) Section 2.1 and (ii) the other terms and conditions of this Agreement.

            "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to be closed.

            "Code" means the Internal Revenue Code of 1986, as amended through the date of this Agreement, and the Regulations of the United States Treasury Department thereunder.

            "Default" means any event that, with the giving of notice or the passage of time or both, as applicable, would be an Event of Default.

            "Draw Down Termination Date" means the earlier of (i) the Maturity Date, or (ii) the Actual Payment Date.

            "Event of Default" means any of the events described in
 Section 7.1.

            "Execution Date" means the date on which this Agreement is executed by Borrower.

            "Governmental Agency" means: (a) any government, municipality or political subdivision thereof; (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body (including but not limited to the California Department of Insurance); (c) any court, administrative tribunal or public utility; or
 (d) any central bank or comparable authority.

            "Herman Debt" means the indebtedness incurred by the Borrower as represented by the Herman Notes.

            "Herman Family" means, collectively, Howard L. Herman, Marcia E. Herman, Bradley Herman, Barbara Herman, and the Joel Franklin Herman Trust.

            "Herman Notes" means the promissory notes executed by Borrower in favor of members of the Herman Family, each dated May 31, 1996, and in the aggregate original principal amount of $5,580,292.

            "Indebtedness" means: (a) all obligations of Borrower for borrowed money; (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products; (c) all obligations under capital leases; (d) all obligations or liabilities of others secured by a lien or security interest on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed; and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

            "Initial Lender Commitment" shall mean $250,000.00.

            "Laws" means, collectively, all federal, state and local laws, rules, regulations, ordinances and codes, and all laws, rules, regulations, ordinances and codes of any other jurisdiction.

            "Lender Commitment" means the commitment of Lender to make Advances pursuant to Section 2.1; provided that (i) each Advance shall reduce the amount of the Lender Commitment by a like amount (to the extent such Advance has not been repaid by Borrower), and (ii) at no time shall the aggregate outstanding principal amount of funded Advances exceed the Initial Lender Commitment.

            "Loan Documents" means this Agreement, the Note, and all other written agreements, instruments, and documents executed by Borrower, now or hereafter evidencing or otherwise relating to the Obligations or any other aspect of the transactions contemplated by this Agreement, as the same are amended, modified, or supplemented from to time to time.

            "Maturity Date" means the earlier of (i) June 30, 2002, or (ii) the 365th day after the date that the first Advance is made hereunder.

            "Note" means that certain Promissory Note No. 2 (and any promissory note that may be issued in substitution or exchange therefor), executed as of even date herewith by Borrower in favor of Lender, in the original principal amount of the Initial Lender Commitment, as originally executed or as supplemented, modified or amended from time to time.

            "Obligations" means all present and future loans (including, but not limited to, all Advances), advances, liabilities, and obligations owing by Borrower to Lender arising under this Agreement and/or the other Loan Documents, whether arising from an extension of credit, loan, guaranty, indemnification or otherwise, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, and any other sums chargeable to Borrower hereunder or under another Loan Document.

            "Person" means any entity, whether an individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, savings and loan association, business association or firm, joint venture, Governmental Agency or otherwise.

            "Request for Advance" means a written request for an Advance signed by Borrower specifying the date (which must be a Business Day) of the requested Advance, the amount of the requested Advance, and that the Borrower is requesting an Advance under this Agreement (as opposed to the Revolving Credit Agreement No. 1, referred to in Section 8.19 below) and certifying as to the matters set forth in Section 4.2(a) and 4.2(b) of this Agreement.

            "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable man in similar circumstances would have done) should have been known by the Person.

            1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any number of the members of the relevant class.

            1.3 Exhibits. All exhibits to this Agreement, if any, as existing at the time of execution of this Agreement or as supplemented, modified or amended from time to time, are incorporated into this Agreement by this reference as though fully set forth herein.

            1.4 Cross-References. All references to specific Sections, Articles, Paragraphs, Recitals, and Exhibits shall be deemed references to the Sections, Articles, Paragraphs, Recitals, and Exhibits of this Agreement, unless such reference specifically or by context refers to a different document.

                                   ARTICLE 2

                                   ADVANCES

            2.1    Advances and Borrowing Procedures.

                   a. Subject to the terms and conditions set forth in this Agreement, at any time from the Execution Date through the date which is one day prior to the Draw Down Termination Date, Lender shall make Advances to Borrower in such principal amounts as Borrower may request that do not exceed in the aggregate (together with the aggregate outstanding principal balance of all previously funded Advances) the Initial Lender Commitment. Any Advances repaid by Borrower may be reborrowed and repaid, subject to the Initial Lender Commitment and other terms and conditions of this Agreement.

                   b.   The following procedure shall apply to all Advances:
 Not later than 12:00 noon, Los Angeles time, five (5) days prior to the Business Day on which a proposed Advance is to be made pursuant to this
 Section 2.1, Lender must have received, at Lender's office (at the address set forth on the signature page of this Agreement), a completed Request for Advance).

                   c. Upon fulfillment of each of the applicable conditions set forth in Article 4, each Advance shall be remitted to Borrower in accordance with instructions provided by Borrower to Lender in writing.

                   d. The principal amount of each Advance may not be more than the then current Lender Commitment.

                   e.   Each Advance funded by Lender in the manner provided in
 Section 2.1 shall be evidenced by the Note.

                   f. Each Advance shall be used only for the following purposes:

                        (i)     For servicing the Herman Debt; and

                        (ii) To cover the costs and expenses of Lender and Borrower described in Section 8.4.

            2.2 No Advances After Draw Down Termination Date. Lender shall not be obligated to make any Advances after the Draw Down Termination Date.

                                   ARTICLE 3

                              INTEREST; PAYMENTS

            3.1 Interest. Interest shall accrue on the unpaid principal balance of the Obligations at the rate set forth in, and be due and payable in accordance with the terms of, the Note.

            3.2    Principal.

                   a. Subject to Lender's right of acceleration upon the occurrence of an Event of Default, the principal balance of the Note shall be payable on the Maturity Date in accordance with the terms of the Note; provided, however, that whenever the aggregate outstanding principal balance of the Advances (to the extent not repaid by Borrower) exceeds the Initial Lender Commitment, Borrower shall immediately pay to Lender the excess of the outstanding principal balance of the Advances which exceeds the Initial Lender Commitment.

                   b. Borrower may repay or prepay the principal balance of the Note at any time and reborrow such repaid or prepaid amounts, subject to the other terms and conditions of this Agreement.

            3.3    Manner and Treatment of Payments.

                   a. The amount of each payment under this Agreement or on the Note shall be made to Lender in lawful money of the United States of America by wire transfer as follows:


            FOR ACCOUNT OF:   _________________________
            A/C#:

 All payments received by Lender from Borrower after 12:00 noon, Los Angeles time, on a Business Day, or on a day which is not a Business Day, shall be deemed received on the next succeeding Business Day.

                   b. Whenever any payment to be made pursuant to this Agreement or on the Note is due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest.

                   c. Lender shall keep a record of Advances made by Lender and payments of principal with respect to the Note, and such record shall be presumptive evidence of the principal amount owing under this Agreement and the Note.

                   d. Each payment of principal and interest and all other amounts payable by Borrower under this Agreement and the other Loan Documents shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency (except as provided in Section 8.8).

                   e. Borrower shall make all payments required under the Loan Documents regardless of any defense, setoff or counterclaim, including, without limitation, any defense, setoff or counterclaim based on any law, rule or policy which is now or hereafter promulgated by any Governmental Agency and which may adversely affect Borrower's obligation to make, or the right of the holder of the Note or the obligee under any other Loan Document to receive, such payments.

                   f. All sums paid by Borrower in connection with the Loan Documents shall be applied first to sums, other than principal and interest, due pursuant to the Loan Documents, next to accrued but unpaid interest on the Obligations, and the balance, if any, to principal of the Obligations.

                                   ARTICLE 4

                                  CONDITIONS

            4.1 Conditions for Effectiveness of This Agreement. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent (which are for Lender's benefit only):

                   a. That Lender shall have received all of the following documents, each dated as of the Execution Date (unless otherwise specified), and all in form and substance satisfactory to Lender:

                        (i)     This Agreement;

                        (ii)    The Note;

                        (iii) Such additional agreements, certificates, reports, approvals, instruments, documents and consents as Lender may reasonably request.

            4.2 Conditions for Any Advance. The obligation of Lender to make any Advance is subject to the following conditions precedent:

                   a. The representations and warranties contained in herein shall be correct on and as of the date of the Advance as though made on and as of that date, no Event of Default shall have occurred (other than Events of Default that have been waived by Lender in its sole and absolute discretion), and no Default shall have occurred and remain uncured;

                   b. The Advance shall be in conformity with all borrowing procedures set forth in Section 2.1 and elsewhere in this Agreement;

                   c. Borrower shall, at his sole expense, deliver or cause to be delivered to Lender, in form and substance reasonably satisfactory to Lender, a Request for Advance, as required by Section 2.1; and

                   d. Borrower shall have used reasonable efforts to obtain financing from a regulated financial institution in order to service the Herman Debt; provided, that Borrower may demonstrate such reasonable efforts by making application in good faith to three such regulated financial institutions (including compliance with all documentary and information requests of such regulated financial institutions) during the twelve months preceding the date of the requested Advance, and having each such application denied or not approved by the thirtieth day following the submission of the last document or other information requested by such regulated financial institution.

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF BORROWER

            Borrower represents and warrants to Lender that:

            5.1    Execution, Delivery and Performance of Loan Documents.

                   a. Borrower has all requisite power and authority to execute and deliver, and to perform all of his obligations under, the Loan Documents.

                   b. The execution and delivery by Borrower of, and the performance by Borrower of each of his obligations under, each Loan Document will not:

                        (i) require any consent or approval not heretofore obtained of any Person;

                        (ii) violate any provision of any order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower; or

                        (iii) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Borrower is a party or by which Borrower or any property of Borrower is bound or affected.

                   c. Borrower is not in default under any order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease or instrument described in subparagraphs (ii) or (iii) of Paragraph b of this Section 5.1 in any respect that is materially adverse to the interests of Lender, or that could materially impair the ability of Borrower to perform obligations under the Loan Documents, or that has a material adverse effect on the business or financial condition of Borrower.

                   d. Other than approvals (or exemptions therefrom) already obtained by Borrower, to Borrower's knowledge, no authorization, consent, approval, order, license, permit or exemption from, or filing, registration or qualification with, any Governmental Agency is or will be required under applicable Law to authorize or permit the execution and delivery by Borrower of, and the performance by Borrower of all of his obligations under, each Loan Document.

                   e. Each of the Loan Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Borrower enforceable against him in accordance with its terms.

            5.2 Compliance with Laws and Other Requirements. To Borrower's knowledge, Borrower is in compliance with all Laws and other requirements applicable to his businesses and has obtained all authorizations, consents, approvals, orders, licenses, permits and exemptions from, and have accomplished all filings, registrations or qualifications with, any Governmental Agency that are necessary for the transaction of his businesses, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, permits or exemptions, or accomplish such filings, registrations or qualifications is not materially adverse to the interests of Lender, and does not materially impair the ability of Borrower to perform his obligations, under the Loan Documents, and does not have a material adverse effect on the business or financial condition of Borrower.

            5.3 No Default. No Event of Default has occurred, and no event has occurred and is continuing that is a Default.

                                   ARTICLE 6

                             COVENANTS OF BORROWER

            As long as the Note remains unpaid or any Obligation remains owing or the Lender Commitment remains in effect:

            6.1 Compliance with Laws and Other Requirements. Borrower shall comply with the requirements of all applicable Laws and orders of any Governmental Agency, noncompliance with which might materially adversely affect the business or financial condition of Borrower.

            6.2 Reporting Requirements. Borrower shall cause to be delivered to Lender, in form and detail reasonably satisfactory to Lender, as soon as practicable and in any event within fifteen (15) days after the occurrence of a Default or Event of Default becomes known to Borrower, a written statement setting forth the nature of the Default or Event of Default and the action that Borrower proposes to take with respect thereto.

            6.3 Notice of Defaults under other Indebtedness. Borrower shall notify Lender within five (5) Business Days of any "default" or "event of default" that occurs with respect to any Indebtedness.

                                   ARTICLE 7

                  EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT

            7.1 Events of Default. The occurrence of any one or more of the following events, whatever the reason therefor, shall constitute an Event of Default under this Agreement:

                   a. A failure by Borrower to pay the principal of or interest on the Note or any portion thereof when due; or

                   b. A failure by Borrower to pay any other amount payable by Borrower under the Loan Documents, within three (3) days after the date when due as provided herein or therein; or

                   c. A failure by Borrower to perform or observe any term, covenant or agreement contained in any Loan Document on his part to be performed or observed and such failure shall continue for more than thirty
 (30) calendar days after notice of such failure is given by Lender to Borrower, unless such failure is of such a nature that it cannot be cured within such thirty (30) day period and Borrower commences action to cure such failure within such thirty (30) day period and thereafter diligently and continuously prosecutes such action to completion within sixty (60) calendar days after notice of such failure is given by Lender to Borrower; or

                   d. Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by Borrower to Lender pursuant to any Loan Document proves to have been incorrect when made; or

                   e. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of Lender or satisfaction in full of all Obligations, ceases to be in full force and effect or is declared to be null and void by a court of competent jurisdiction; or the validity or enforceability thereof is contested in a judicial proceeding by Borrower; or Borrower denies that he has any or continuing liability or obligation under any Loan Document, unless all Obligations of Borrower thereunder have been fully paid and performed; or

                   f. Borrower shall fail to pay when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise, the principal or any principal installment of, or any interest on, any present or future Indebtedness outstanding pursuant to the credit facilities described in Section 8.19; or

                   g. Borrower is the subject of an order for relief by a bankruptcy court, or is unable or admits in writing his inability to pay his debts as they mature or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for him or for all or any part of his business or property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Borrower and the appointment continues undischarged or unstayed for forty-five (45) calendar days; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to make any additional Advances; or institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceeding relating to him or to all or any part of his business or property under the laws of any jurisdiction; or any similar proceeding is instituted without the consent of Borrower (including, but not limited, any action is taken by any Governmental Agency that has a material adverse effect on the business, operations or property of Borrower) and continues undismissed or unstayed for forty-five (45) calendar days; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to make any additional Advances; or

                   h. Any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any part of the property of Borrower and is not released, vacated or fully bonded within forty-five
 (45) calendar days after its issue or levy; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to make any additional Advances.

            7.2    Remedies Upon Event of Default.

                   a. Upon the occurrence of any Event of Default, all commitments to make Advances and all other obligations of Lender and all rights of Borrower under the Loan Documents will terminate without notice to or demand upon Borrower, which are expressly waived by Borrower.

                   b. Upon the occurrence of any Event of Default, Lender, without notice to or demand upon Borrower, which are expressly waived by Borrower, may proceed to protect, exercise and enforce its rights and remedies under the Loan Documents against Borrower and such other rights and remedies as are provided by law or equity. Without limiting the generality of the foregoing, upon the occurrence of any Event of Default Lender shall be entitled to accelerate and declare immediately due and payable the principal balance of the Obligations, any accrued and unpaid interest thereon, and all other Obligations, all without notice to or demand upon Borrower.

                   c. The order and manner in which Lender's rights and remedies are to be exercised shall be determined by Lender in its sole discretion. Regardless of how Lender may treat payments received by it for the purpose of its own accounting, for the purpose of computing Borrower's obligations under this Agreement and under the Note, all moneys collected or received by Lender on account of the Obligations, directly or indirectly, shall be applied in the following order of priority:

                        (i) to the payment of all proper and reasonable costs and expenses of Lender incurred in the exercise of Lender's rights and remedies (including attorneys' fees and disbursements and the allocated costs and expenses of in-house legal and other professional services) and all other Obligations (other than interest and principal) owing by Borrower to Lender;

                        (ii) next, to accrued and unpaid interest on the Obligations; and

                        (iii) the balance, if any, to the principal of the Obligations.

 No application of the payments will cure any Event of Default or prevent the exercise, or continued exercise, of rights or remedies of Lender under this Agreement or under Law.

                   d. Upon the occurrence of any event that would be an Event of Default under Paragraph "g" of Section 7.1 with the passage of time, the principal balance of the Obligations, all accrued and unpaid interest thereon, and any other sums owing in connection with the Loan Documents shall be automatically accelerated without notice to or demand on Borrower, and Lender may take such other actions as it deems necessary to protect the interests of Lender under the Loan Documents and to collect the Obligations.

                                   ARTICLE 8

                                 MISCELLANEOUS

            8.1 Amendments; Consents. No amendment, modification, supplement, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower therefrom, may in any event be effective unless in writing signed by Lender (and, in the case of amendments, modifications or supplements, the approval in writing of Borrower and Lender), and then only in the specific instance and for the specific purpose given.

            8.2 Cumulative Remedies; No Waiver. Except as expressly provided in this Agreement to the contrary, the rights, powers and remedies of Lender provided in this Agreement or in the Note or any other Loan Document are cumulative and not exclusive of any right, power or remedy provided by law or equity. No failure or delay on the part of Lender in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of the same or any other right, power or remedy.

            8.3 No Partnership or Joint Venture. The execution of this Agreement and the other Loan Documents shall not be construed, deemed or alleged to be the formation of a partnership or joint venture between Lender and Borrower, and Lender shall not be liable to any other person or entity arising in connection with the Obligations or any transaction connected herewith nor shall Lender have any fiduciary obligations to Borrower. Lender shall have and may exercise such powers as are specifically delegated to Lender under this Agreement, at law, or in equity.

            8.4 Costs, Expenses and Taxes. Borrower shall pay on the Maturity Date, the reasonable costs and expenses of Lender in connection with the negotiation, preparation, execution, delivery, administration (exclusive of general overhead expenses), amendment, waiver and enforcement of this Agreement and any other Loan Document and any matter related thereto, and any litigation or dispute with respect thereto (including any bankruptcy or similar proceedings), including without limitation the reasonable fees and out-of-pocket expenses of any legal counsel, independent public accountants and other outside experts. Notwithstanding Borrower's obligation to pay the foregoing costs and expenses on the Maturity Date, such costs and expenses shall accrue interest at the rate set forth in the Note from the date that such costs and expenses were incurred by Lender (and such interest shall also be due and payable on the Maturity Date). With respect to costs and expenses incurred by Borrower and/or Lender in connection with the negotiation, preparation, execution, delivery and amendment of this Agreement and any other Loan Document and the transactions contemplated thereunder, Borrower may request an Advance to pay such costs and expenses (provided that the other terms and conditions set forth in this Agreement are satisfied). With respect to any litigation, arbitration or reference between the parties hereto in connection with any Loan Document, the losing party shall pay to the prevailing party the reasonable fees and out-of-pocket expenses of legal counsel to the prevailing party in connection therewith. Borrower shall pay any and all documentary and other taxes (other than income or gross receipts taxes) and all costs, expenses, fees and charges payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall (except as provided in Section 8.8) reimburse, hold harmless and indemnify Lender from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of Borrower to perform any of his obligations under this Agreement or any other Loan Document. Any amount payable to Lender under this Section 8.4 shall, from the date of demand for payment, and any other amount payable to Lender under the Loan Documents which is not paid when due or within any applicable grace period shall, thereafter, bear interest at the rate set forth in the Note and be payable on demand.

            8.5 Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of Borrower pursuant to any Loan Document, will survive the making and repayment of the loans under this Agreement and the execution and delivery of the Note, and have been or will be relied upon by Lender, notwithstanding any investigation made by or on behalf of Lender.

            8.6    Notices.  Except as otherwise expressly provided for herein:
 (a) all notices, requests, demands, directions and other communications provided for under this Agreement and under any other Loan Document must be in writing and must be mailed, telegraphed, delivered or sent by telex, cable, or telecopier to the appropriate party at the address set forth in the signature pages of this Agreement or, as to any party, at any other address as may be designated by it in a written notice sent to all other parties in accordance with this Section 8.6; and (b) any notice, request, demand, direction or other communication given by telex or telecopier must be confirmed within forty-eight (48) hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided for herein, if any notice, request, demand, direction or other communication is given by mail it will be effective on the earlier of receipt or the fourth calendar day after deposit in the United States postal system with first class or airmail postage prepaid; if given by telex, when sent; if given by telecopier, when received; or if given by personal delivery, when delivered.

            8.7 Counterparts; Execution and Acceptance. This Agreement and any other Loan Document may be executed in any number of identical counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

            8.8 Binding Effect; Assignment; Tax Withholding. This Agreement and the other Loan Documents will be binding upon and inure to the benefit of Borrower and Lender, and their successors and assigns. Notwithstanding the foregoing, this Agreement and any and all of the rights and obligations of any party hereunder shall not be assigned, delegated, sold, transferred or otherwise disposed of, by operation of law or otherwise. Any attempted assignment, delegation, sale, transfer or other disposition in violation hereof shall be void. If, nevertheless, the rights to any payment due hereunder by Borrower to Lender shall be transferred by operation of law, by order of a court of competent jurisdiction or any other circumstances with respect to which it is determined that such transfer is not void, then such transfer may be effected only by delivery of a signed original of this Agreement to Borrower, who shall re-deliver such signed original to the transferee duly indorsed by Borrower to indicate the name and address of such transferee. Under no circumstances prior to maturity of all payment obligations due by Borrower to Lender hereunder may any such obligations ever be transferred to or held by any person by virtue of such person being the bearer of any document or instrument, including this Agreement, evidencing such obligations. Lender hereby covenants, and any subsequent transferee upon transfer of said payment obligation and as a condition to such transfer shall covenant, with Borrower to provide Borrower a completed United States Internal Revenue Service Form W-8 or W-9, as appropriate, (i) on or before the first payment made to Lender or any such transferee; (ii) on or before the first payment in the third calendar year following the calendar year in which such form was last provided by Lender or any such transferee, or more frequently if required by law as a condition to exemption from any form of withholding of tax; and (iii) within 30 days of any change in the information contained in an applicable form provided to Borrower hereunder. Lender (and any such transferee) agrees to indemnify Borrower for any tax, interest, or penalty loss imposed on Borrower in the event that any taxing authority determines that Borrower is or was required to withhold with respect to any payment made hereunder. However, the previous sentence shall not apply to any tax, interest or penalty imposed after Borrower has either been notified by any taxing authority that withholding is required, or after Lender (or such transferee) has informed Borrower that Lender (or such transferee) is no longer exempt from withholding. In that event, Lender (or such transferee) shall not be liable for interest and penalties imposed by any taxing authority that arise out of Borrower's failure to withhold. If Borrower fails to withhold the necessary amount from any subsequent payment, Borrower's only remedy shall be to withhold tax on any subsequent payments, or to obtain reimbursement for the tax only.

            8.9    Indemnity by Borrower.

                   a. Borrower agrees to indemnify, save, protect, and hold harmless Lender and its directors, officers, agents, attorneys and employees (collectively, "indemnitees") from and against: (i) any and all claims, demands, actions or causes of action that are asserted against any indemnitee by any Person if the claim, demand, action or cause of action relates solely to a claim, demand, action or cause of action that the Person has or asserts against Borrower and arises out of or relates to the relationship between Borrower and Lender under this Agreement or the Note; and (ii) any and all liabilities, losses, costs or expenses (including attorneys' fees and disbursements and reasonably estimated allocated costs and expenses of in-house legal counsel and legal staff and other professional services) that any indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no indemnitee shall be entitled to indemnification for any claims, demands, action, causes of action, liabilities, losses, costs, or expenses caused by its own gross negligence or misconduct.

                   b. If any proceeding shall be brought or asserted against any indemnitee in respect of which indemnity may be sought from Borrower hereunder, such indemnitee promptly shall notify Borrower in writing, and Borrower shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnitee and the payment of all fees and expenses incurred in connection with the defense thereof; provided, that the failure of any indemnitee to give such notice shall not relieve Borrower of his obligations pursuant to this Agreement except to the extent that it shall be determined by a court of competent jurisdiction that such failure shall have materially and adversely prejudiced Borrower.

            Any such indemnitee shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnitee unless: (1) Borrower has agreed to pay such fees and expenses; or (2) Borrower shall have failed promptly to assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to such indemnitee in any such action, claim or proceeding; or (3) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnitee and Borrower, and such indemnitee shall have been advised in writing by counsel that a conflict of interest may exist if such counsel represents such indemnitee and Borrower (and in the case of any of (1), (2) or (3), if such indemnitee notifies Borrower in writing that it elects to employ separate counsel at the expense of Borrower, Borrower shall not have the right to assume the defense thereof and such counsel shall be at the expense of Borrower). No indemnitee will be subject to any liability for any settlement made without its consent. Borrower shall not consent to entry of any judgment or enter into any settlement that does not include by the claimant or plaintiff to such indemnitee of a release, in form and substance reasonably satisfactory to the indemnitee, from all liability in respect of such action, claim or proceeding for which such indemnitee would be entitled to indemnification hereunder (whether or not any indemnitee is a party thereto). All fees and expenses of the indemnitee (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such action or proceeding in a manner not inconsistent with this Section 8.9) shall be paid to the indemnitee, as incurred, upon written notice thereof to Borrower (regardless of whether it is ultimately determined that an indemnitee is not entitled to indemnification hereunder); provided, that Borrower may require such indemnitee to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined by a court of competent jurisdiction (which determination is not subject to appeal or review) that such indemnitee is not entitled to indemnification hereunder.

 Any obligation or liability of Borrower to any indemnitee under this
 Section 8.9 shall survive the expiration or termination of this Agreement and the repayment of all Advances and all other Obligations owed to Lender.

            8.10 Nonliability of Lender. Borrower acknowledges and agrees that by accepting or approving anything required to be observed, performed, fulfilled or given to Lender pursuant to the Loan Documents, including any certificate or financial statement, Lender shall not be deemed to have warranted or represented the legality, sufficiency, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval shall not constitute a warranty or representation to anyone with respect thereto by Lender.

            8.11 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower and Lender, and is made for the sole protection of Borrower and Lender, and Lender's successors and assigns. No other Person shall have any rights of any nature hereunder or by reason hereof.

            8.12 Confidentiality. Lender shall hold any confidential information which it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure (i) to legal counsel, accountants and other professional advisors to Lender, (ii) to regulatory officials having jurisdiction over Lender, and (iii) as required by Law or legal process or in connection with any legal proceeding to which Lender is a party.

            8.13 Further Assurances. Subject to Section 8.4, Borrower shall, at his expense and without expense to Lender, execute and deliver such further acts and documents as Lender from time to time reasonably requires for the assuring and confirming unto Lender the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

            8.14 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.

            8.15 Governing Law. The Loan Documents shall be governed by, and construed and enforced in accordance with, the internal laws of California (without reference to conflicts of law rules or principles).

            8.16 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

            8.17 Headings. Article, Section, and Paragraph headings set forth in this Agreement and the other Loan Documents, and titles or headings of any Loan Documents or exhibits thereto, are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

            8.18 Time of the Essence. Time is of the essence of the Loan Documents.

            8.19 Other Credit Facilities. Borrower and Lender acknowledge and agree that the credit facility provided for herein is in addition to the credit facilities provided for (i) in that certain Revolving Credit Agreement No. 1, of even date herewith, between Borrower and Lender, which provides for an additional $250,000 revolving line of credit, and (ii) in that certain Term Loan Agreement, of even date herewith, between Borrower and Lender, which provides for a term loan of up to $350,000.

            8.20 Purchase Agreement. Borrower and Lender acknowledge and agree that this Agreement and the Note are being executed in connection with, and are expressly subject to, that certain Purchase and Sale Agreement by and between Borrower and Lender dated as of February 27, 1997.

            IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the Execution Date.


 Date Signed:  ________ ____, 1997        _____________________________
                                          MARK A. SPEIZER, individually

                                          Address:  514 Roehampton Road
                                                    Hillsborough, California
                                                    94010

                                          Telephone:  (415) 342-8779
                                          Telecopier: (   )


                                          SCORPION ACQUISITION, LLC, a Delaware
                                          limited liability company

                                          By:______________________________
                                          Print Name:
                                          Title:

                                          Address:


                                          Telephone:
                                          Telecopier:

                             PROMISSORY NOTE NO. 2


 $250,000.00                                           Los Angeles, California
                                                       _________________, 1997


            FOR VALUE RECEIVED, the undersigned hereby promises to pay to SCORPION ACQUISITION, LLC, a Delaware limited liability company ("Lender"), or order, at _____________________________________________ or at such other address as the holder of this Promissory Note ("Note") may specify in writing, the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) or, if less, the then outstanding principal amount of the Advances made to the undersigned by Lender pursuant to that certain Revolving Credit Agreement No. 2, dated as of even date herewith, between the undersigned and Lender (as hereafter amended, restated, supplemented, or modified from time to time, the "Agreement," the provisions of which are incorporated herein by reference), plus interest in the manner and upon the terms and conditions set forth below. This Note is made pursuant to the Agreement. All references to "Lender" in this Note shall mean Lender and its successors and assigns. All reference to the "undersigned" in this Note shall mean the undersigned and his successors and assigns.

            1.    Rate of Interest

            The principal balance of this Note shall bear interest from the date hereof at a fixed rate per annum equal to eight percent (8%). Interest charged on this Note shall be computed on the basis of a three hundred sixty five (365) day year for actual days elapsed.

            In no event shall the interest rate or rates payable under this Note, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The undersigned and Lender intend legally to agree upon the rate or rates of interest (and the other amounts paid in connection herewith) and manner of payment stated within this Note; provided, however, that anything contained herein to the contrary notwithstanding, if said interest rate or rates of interest (or other amounts paid in connection herewith) or the manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Note, the undersigned is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the undersigned in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of this Note to the extent of such excess.

            2.    Schedule of Payments

            Principal and interest under this Note, together with all other sums owing in connection with this Note, shall be due and payable upon the earlier of (i) June 30, 2002, or (ii) the 365th day occurring after the date that the first Advance is made under the Agreement.

            3.    Prepayment

            Voluntary prepayments of the principal balance of this Note, or interest accruing thereon, shall be permitted at any time.

            4.    General Provisions

                  a. If this Note is not paid when due, the undersigned further promises to pay all costs of collection (including, but not limited to, reasonable attorneys' fees incurred by the holder), whether or not suit is filed hereon.

                  b. Presentment for payment, demand, notice of dishonor, protest, and notice of protest are hereby expressly waived.

                  c. Any waiver of any rights under this Note, the Agreement, or under any other agreement, instrument, or paper signed by the undersigned is neither valid nor effective unless made in writing and signed by the holder of this Note.
                  d.    No delay or omission on the part of the holder of this
 Note in exercising any right shall operate as a waiver thereof or of any other right.

                  e. A waiver by the holder of this Note upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

                  f. Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

                  g. This Note cannot be changed, modified, amended, or terminated orally.

                  h. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without reference to the principles of conflicts of laws thereof.

            5.    Binding Effect; Assignment; Tax Withholding

            This Note and the other Loan Documents will be binding upon and inure to the benefit of the undersigned and Lender, and their successors and assigns. Notwithstanding the foregoing, this Note and any and all of the rights and obligations of any party hereunder shall not be assigned, delegated, sold, transferred or otherwise disposed of, by operation of law or otherwise. Any attempted assignment, delegation, sale, transfer or other disposition in violation hereof shall be void. If, nevertheless, the rights to any payment due hereunder by the undersigned to Lender shall be transferred by operation of law, by order of a court of competent jurisdiction or any other circumstances with respect to which it is determined that such transfer is not void, then such transfer may be effected only by delivery of a signed original of this Note to the undersigned, who shall re-deliver such signed original to the transferee duly indorsed by the undersigned to indicate the name and address of such transferee. Under no circumstances prior to maturity of all payment obligations due by the undersigned to Lender hereunder may any such obligations ever be transferred to or held by any person by virtue of such person being the bearer of any document or instrument, including this Note, evidencing such obligations. Lender hereby covenants, and any subsequent transferee upon transfer of said payment obligation and as a condition to such transfer shall covenant, with the undersigned to provide the undersigned a completed United States Internal Revenue Service Form W-8 or W-9, as appropriate, (i) on or before the first payment made to Lender or any such transferee; (ii) on or before the first payment in the third calendar year following the calendar year in which such form was last provided by Lender or any such transferee, or more frequently if required by law as a condition to exemption from any form of withholding of tax; and (iii) within 30 days of any change in the information contained in an applicable form provided to the undersigned hereunder. Lender (and any such transferee) agrees to indemnify the undersigned for any tax, interest, or penalty loss imposed on the undersigned in the event that any taxing authority determines that the undersigned is or was required to withhold with respect to any payment made hereunder. However, the previous sentence shall not apply to any tax, interest or penalty imposed after the undersigned has either been notified by any taxing authority that withholding is required, or after Lender (or such transferee) has informed the undersigned that Lender (or such transferee) is no longer exempt from withholding. In that event, Lender (or such transferee) shall not be liable for interest and penalties imposed by any taxing authority that arise out of the undersigned's failure to withhold. If the undersigned fails to withhold the necessary amount from any subsequent payment, the undersigned's only remedy shall be to withhold tax on any subsequent payments, or to obtain reimbursement for the tax only.

            IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.


                                    _____________________________
                                    MARK A. SPEIZER, individually

                                   EXHIBIT D

                      LETTER AGREEMENT WITH ARABELLA S.A.


 February 27, 1997

 Mr. Mark A. Speizer
 514 Roehampton Road
 Hillsborough, California  94010

 Re:  $4,200,000 Loan from Arabella S.A. to Mark A. Speizer

 Dear Mr. Speizer:

 Reference is made to that certain Credit Agreement dated as of May 31, 1996 (the "Credit Agreement"), by and between Mark A. Speizer, an individual (the "Borrower"), and Arabella S.A., a company organized under the laws of Luxembourg (the "Lender"), and that certain Promissory Note dated May 31, 1996 (the "Promissory Note" and together with the Credit Agreement, the "Credit Documents"). As of the date hereof, the Borrower owes an aggregate principal sum of $3,867,491.06 pursuant to the Credit Documents, which sum has accrued interest which is due and not yet paid in the amount of $266,547.29. Borrower may also borrow additional amounts pursuant to the Credit Documents, which will accrue interest at the rate set forth in the Credit Documents. This letter agreement (the "Agreement") confirms our agreement with respect to the repayment of all obligations (including any additional amounts owing on the date "Payment" as defined below is made) owed by the Borrower to the Lender under the Credit Documents (the "Debt"). This Agreement modifies the Credit Agreement and the Promissory Note to the extent set forth herein. The Lender and the Borrower hereby agree as follows:

 1. The Lender agrees to accept as payment in full of the Debt at maturity the sum of Two Million Dollars ($2,000,000) in cash and Three Hundred Thousand (300,000) shares of the common stock (the "Shares") of National Insurance Group, a California corporation, as such number may be adjusted for any additions to or reductions from such Shares occurring through the date the payment is made because of a subdivision or combination of such Shares into a smaller or larger number of shares plus any securities paid by dividend, spin-off or otherwise on National Insurance Group common stock following the date of this Agreement but prior to the date the Payment is made (collectively, the "Payment").

 2. Upon receipt of the Payment by the Lender, (i) the Debt shall be deemed paid in full, (ii) the Lender shall promptly return the original Note marked "PAID IN FULL" to the Borrower, and (iii) the Credit Agreement shall be deemed terminated and the Borrower shall have no further obligations under the Credit Documents.

 3. The Lender and the Borrower agree that the value of the Payment is equal to the amount of the Debt.

 4. The maturity date of the Note shall be and hereby is extended to June 30, 1997.

 5. The Lender hereby represents that it is acquiring the Shares solely for the Lender's own account, for investment purposes only, and not with a view to distribution, selling, or otherwise disposing of the Shares.

 6. The Lender acknowledges that the Shares will be acquired in a private transaction from an affiliate of National Insurance Group and acknowledges and agrees that such Shares may not be resold without an effective registration statement under the Securities Act of 1933, as amended and restated, or in reliance on an exemption therefrom.

 7. The Lender hereby acknowledges that it is a sophisticated investor and is capable of evaluating the merits and risks of this Agreement and of protecting its own interests in connection with this transaction, and that it has made whatever inquiry is necessary or appropriate under the circumstances in deciding to enter into this Agreement and to perform its obligations hereunder.

 8. The Borrower represents and warrants that, as of the date of delivery of the Shares to Lender, Borrower owns all right, title and interest in and to, and has good, marketable and transferable title to, the Shares, free of any liens, claims or encumbrances. THE BORROWER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SHARES.

 9. Lender has been provided a copy of the Purchase and Sale Agreement ("Purchase Agreement") to be entered into between Borrower and Scorpion Acquisition, LLC. Lender acknowledges and consents to the execution and delivery of the Purchase Agreement and to the transactions contemplated by the Purchase Agreement, and waives any rights it may have to with respect to the Purchase Agreement or the transactions contemplated therein.

 The Lender and the Borrower agree further that this Agreement (i) sets forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous written and oral discussions, negotiations and commitments with respect to such subject matter, (ii) may not be modified, amended, changed or supplemented, and no provision hereof may be waived, unless the same is in writing and signed by the party (or parties) sought to be bound thereby, (iii) may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, (iv) is intended to be solely for the benefit of the parties hereto and no other person or entity shall be entitled to rely on any term or provision hereof or otherwise derive any right or benefit hereunder, (v) is binding on the parties hereto, and their respective successors, permitted assigns and legal representatives and (vi) shall be governed by California law without respect to the conflicts of laws provisions thereof. Executed facsimiles of correspondence, agreements or other instruments shall be legally effective and binding on the applicable party (or parties).

 If the foregoing correctly sets forth our agreement, please date and execute both this Agreement and the enclosed copy in the appropriate spaces below and return this Agreement to the Lender; the other copy is for your records.

 Sincerely,

 ARABELLA S.A.



 ________________________________
 By:  Robert Tucker
 Its:  Attorney-in-Fact

                                    ACKNOWLEDGED AND AGREED TO:



                                    __________________________________
                                    Mark A. Speizer
                                    Date: February 27, 1997

                                SCHEDULE 3.1.3

 Approval or exemption from approval from the California Department of Insurance or Insurance Commissioner to the extent required by statute or regulation promulgated thereunder.

                                SCHEDULE 3.2.2


 Approval or exemption from approval from the California Department of Insurance or Insurance Commissioner to the extent required by statute or regulation promulgated thereunder.